UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IMAGITREND INC.
(Name of small business issuer in our charter)

Florida
(State or other jurisdiction of incorporation or organization)

3960	05-0570216
(Primary standard industrial	(I.R.S. Employer
classification code number)	Identification No.)

1900 Main Street, Suite 312 Sarasota, Florida 34236
(941) 365-8835
(Address and telephone number of principal executive offices)

Russell F. Haraburda, President
1900 Main Street, Suite 312 Sarasota, Florida 34236
(941) 365-8835
(Name, address and telephone of agent for service)

Copies to:

Bruce M. Pritchett, Attorney at Law
8 East Broadway, Suite 600A
Salt Lake City, Utah 84111
Phone: (801) 363-1288
Fax: (801) 531-1929

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE (1)(2)

Title of Securities to be Registered	Amount of Shares to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

$.001 par value common stock	16,480,000(1)	$.10(2)	$1,648,000	$208.80

TOTALS	16,480,000	$1,648,000	$208.80

(1)
Estimated pursuant to Rule 457(o) solely for the purpose of calculating the registration fee for the shares of the Selling Security Holders. The registration fee for the shares of the Selling Security Holders is based upon an October 19, 2005 value of $.10.

(2)	The Selling Security Holders hold 11,480,000 of the shares which we are now registering in this offering. These shares will be sold at $.10 per share.

The information in this prospectus is not complete and may change. The Selling Security Holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

SUBJECT TO COMPLETION, DATED OCTOBER 19, 2005

IMAGITREND, INC.

16,480,000 shares of Common Stock $0.10 per share

The Selling Security Holders are offering 11,480,000 shares of our common stock for sale. In addition, we are offering to sell up to 5,000,000 shares of our common stock to new investors as a primary offering.

No market currently exists for our common stock. We can give you no assurance that a market for our shares will ever develop, or if it does develop, that it will continue.

Our common stock is a “penny stock”, and compliance with requirements for dealing in penny stocks may make it difficult for holders of our common stock to resell their shares.

The Selling Security Holders will sell their shares at $0.10 per share. The remaining shares offered as a primary offering to new investors will be sold at $0.10 per share. We will pay all expenses of registering the securities.

These securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The Selling Security Holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this preliminary prospectus is October 20, 2005.

•	Our limited operating history and near absence of revenues makes evaluation of our business and prospects difficult.
•	We do not expect to pay dividends on our common stock.
•
If our common stock becomes tradable on the over-the-counter bulletin board, sales of our common stock by our principal shareholder could affect the level of public interest in our common stock as well as depress its price.

•	There is no trading market for our shares of common stock and you may be unable to sell your investment quickly or at all.
•	Because our stock is considered a penny stock any investment in our stock is considered to be a high-risk investment and is subject to restrictions on marketability.
•	We have substantial near-term capital needs; we may be unable to obtain the additional funding needed to enable us to operate profitably in the future.
•	Our principal stockholder controls our business affairs in which case there is a risk that you will have little or no participation in our business affairs.
•	If we lose the services of our key director, our business may be impaired.
•	Our lack of an established brand name could negatively impact our ability to effectively compete in the pet products market.
•	We face intense competition, which puts us at a competitive disadvantage; if we are unable to overcome these competitive disadvantages we may never become profitable.
•	We have incurred losses from operations and limited cash that raises substantial doubt as to whether we can continue as a going concern.

4. Use of Proceeds	12
5. Determination of Offering Price	12
6. Dilution	13
7. Selling Security	13
8. Plan of Distribution	14

9. Legal Proceedings	19
10. Directors, Executive Officers, Promoters and Control Persons	19
11.Security Ownership of Certain Beneficial Owners and Management	21
12.Description of Securities	22
13.Experts	23
14.Disclosure of Commission Position on Indemnification
for Securities Act Liabilities	23
15.Organization Within Last Five Years	23
16.Description of Business	24
17.Management's Discussion and Analysis	33
18.Description of Property	41
19.Certain Relationships and Related Transactions	43
20.Market for Common Equity and Related Stockholder Matters	44
21. Executive Compensation	47
22.Financial Statements	48
23.Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	62
24.Indemnification of Directors and Officers	63
25.Other Expenses of Issuance and Distribution	63
26.Recent Sales of Unregistered Securities	64
27. Exhibits	67
28.Undertakings	68

ITEM 3.  SUMMARY INFORMATION

PROSPECTUS SUMMARY

The following summary highlights the more detailed information and financial statements (with notes) appearing elsewhere in this prospectus. It is only a summary. We urge you to read the entire prospectus carefully, especially the risks of investing in our common stock as discussed in the ARisk Factors@ section (beginning on page 9).

OUR COMPANY.

Imagitrend Inc. was incorporated in Florida in May 2003. We are development-stage company which specializes in developing and marketing pet products. We currently own interests in two other companies: our wholly owned subsidiary, Eternal Gems, Inc., a company which has a unique patent-pending process for creating durable and attractive pet memorial products; and Rocket Science Labs, with whom we have a verbal agreement to share 50% of their net income. Rocket Science Labs develops and licenses pet products such as the “Thing in a Bag” cat toy sold nationally in PetsMart stores. Rocket Science Labs has also developed and licensed other pet and consumer products. We plan to continue and expand these lines of business for the foreseeable future. Our executive offices are located at 1900 Main Street, Suite 312, Sarasota, Florida 34236. Our telephone number is (941) 365-8835. We are currently authorized to issue 95,000,000 shares of common stock and 5,000,000 shares of preferred stock. We currently have 32,945,000 shares of common stock, and 1,500,000 shares of preferred stock, issued and outstanding.

OUR BUSINESS.

Imagitrend is a pet and consumer products company.

Currently, Imagitrend has two business lines. Imagitrend has signed a binding letter of intent to acquire one hundred per cent (100%) of Eternal Gems, Inc. Eternal Gems is a development-stage company that has developed a patent-pending process for creating attractive and durable pet memorial products. We already have prototypes available for viewing, and have received positive feedback on them.

In addition, Imagitrend has a verbal agreement, which it soon expects to reduce to a definitive agreement, with a pet product and consumer product design and development company, Rocket Science Labs. The verbal agreement is for us to purchase a half-interest in much of their intellectual property in exchange for 50% of their gross revenue, minus certain enumerated expenses. One of Rocket Science’s leading products is currently the “Thing in a Bag,” sold in the major retail chain of PetsMart stores throughout the US.

We have also begun preliminary discussions for the development of our planned website. Our expenses, for the first year of operations, will cost an estimated $350,000 to $400,000.
Our business plan is to grow our product lines through increased development, sales and marketing, and to support Eternal Gems and Rocket Science Labs in the development, marketing, and sale of further pet and consumer products.

THE OFFERING.

As of September 29, 2005, we had 32,945,000 shares of our common stock outstanding. This offering is comprised of a registered securities offering by the Selling Security Holders, and a registered primary securities offering by the Company to new investors. The amount of shares offered by the Selling Security Holders equals 11,480,000 shares. The amount of shares offered to new investors in the primary offering equals 5,000,000 shares. The Selling Security Holders will sell their shares at $0.10 per share. We will also offer the 5,000,000 new shares to investors in our primary offering at $0.10 per share.

Regulation M prohibits any person who participates in a distribution from bidding for or purchasing any security which is the subject of the distribution until the entire distribution is complete. It also prohibits bids or purchases to stabilize the price of a security in the distribution.

We have paid all estimated expenses of registering the securities. Although we will pay all offering expenses, we will not receive any proceeds from the sale of the securities. Our offering expenses are approximately $30,000, which we have paid ourselves.

FINANCIAL SUMMARY INFORMATION.

Because this is only a financial summary, it does not contain all the financial information that may be important to you. You should also read carefully all the information in this prospectus, including the financial statements and their explanatory notes.

Statement of Operations	For the period from inception (May 2003) through Dec. 31, 2004
Revenues	$-0-
Cost of Sales	$-0-
Gross profit	$-0-
Operating expenses	$631,581
Income (loss) from operations	$(631,581)
Other expense, net	$(3,966)
Net income (loss)	$(635,547)
Net income (loss) per common share	$.02

Balance Sheet	As of Dec. 31, 2004

Available cash	$28,605
Total current assets	$180,705
Net fixed assets	$15,192
Total Assets	$195,897
Current liabilities	$80,136
Leases Payable	$4,645
Total liabilities	$84,781
Stockholders equity	$111,116
Total liabilities and stockholder equity	$195,897

RISK FACTORS

INVESTING IN THE SHARES OF COMMON STOCK OFFERED IN THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. WE CANNOT ASSURE THAT WE WILL EVER GENERATE REVENUES, DEVELOP OPERATIONS, OR MAKE A PROFIT.

OUR LIMITED OPERATING HISTORY AND NEAR ABSENCE OF REVENUES MAKES EVALUATING OUR BUSINESS AND PROSPECTS DIFFICULT

We have only had limited operations and a near absence of revenues since our inception in May
2003. As a result, we have a limited operating history upon which you can evaluate us and our prospects. In addition, we have accumulated losses in excess of $635,547 since inception through December 31, 2004.

WE DO NOT EXPECT TO PAY DIVIDENDS ON OUR COMMON STOCK

To date, we have not paid any dividends on our common stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any payment of future dividends and the amounts thereof will depend upon our earnings, financial requirements and other factors deemed relevant by our board of directors.

IF OUR COMMON STOCK BECOMES TRADEABLE ON THE OVER-THE-COUNTER BULLETIN BOARD, SALES OF OUR COMMON STOCK BY OUR PRINCIPAL SHAREHOLDERS COULD AFFECT THE LEVEL OF PUBLIC INTEREST IN OUR COMMON STOCK AS WELL AS DEPRESS ITS PRICE.

By filing this registration statement, we are attempting to register 16,480,000 shares of our common stock, including 11,480,000 shares held by our selling shareholders. If this registration statement is declared effective, the selling shareholders will be able to sell their shares at negotiated prices. If our common stock becomes tradable on the Over the Counter Bulletin Board, prospective purchasers will be able to purchase our common stock in the open market. The Selling shareholders will be able to sell their shares on the open market. In addition, our principal stockholders, Russell F. Haraburda and Tom Mascara, own approximately 12,700,000 shares of our common stock, and they may be able to dispose of a substantial amount of their common stock subject to Rule 144 trading volume limitations. If substantial amounts of any of these shares are sold there may be downward price pressures on our common stock price, causing the market price of our common stock to decrease in value. In addition, this selling activity could:

o	Decrease the level of public interest in our common stock;
o	Inhibit buying activity that might otherwise help support the market price of our common stock; and
o	Prevent possible upward price movements in our common stock.

THERE IS NO TRADING MARKET FOR OUR SHARES OF COMMON STOCK AND YOU MAY BE UNABLE TO SELL YOUR SHARES.

There is not, and has never has been, a trading market for our securities. There is no established public trading market or market maker for our securities. There can be no assurance that a trading market for our common stock will be established or that, if established, can be sustained.

OUR LACK OF AN ESTABLISHED BRAND NAME AND RELATIVE LACK OF RESOURCES COULD NEGATIVELY IMPACT OUR ABILITY TO EFFECTIVELY COMPETE IN THE PET PRODUCTS MARKET.

We do not have an established brand name or reputation in the pet products business. We also have a relative lack of resources to conduct our business operations. Thus, we may have difficulty effectively competing with companies that have greater name recognition and resources than we do. Our inability to promote and/or protect our brand name may have an adverse effect on our ability to compete effectively in the pet products market.

WE HAVE SUBSTANTIAL NEAR-TERM CAPITAL NEEDS; WE MAY BE UNABLE TO OBTAIN THE ADDITIONAL FUNDING NEEDED TO ENABLE US TO OPERATE PROFITABLY IN THE FUTURE.

We will need additional funding over the next twelve months to develop our business. As of December 31, 2005, we had only $28,605 worth of liquid assets with which to pay our expenses. Accordingly, we will seek outside sources of capital such as conventional bank financing or private placements of our stock; however, there can be no assurance that additional capital will be available on favorable terms to us. If adequate funds are not available, we may be required to curtail operations or shut down completely.

In addition, we have no credit facility or other committed sources of capital. We may be unable to establish credit arrangements on satisfactory terms. If capital resources are insufficient to meet our future capital requirements, we may have to raise funds to continue development of our operations. To the extent that additional capital is raised through the sale of equity and/or convertible debt securities, the issuance of such securities could result in dilution to our shareholders and/or increased debt service commitments. If adequate funds are not available, we may be unable to sufficiently develop our operations to become profitable.

OUR PRINCIPAL STOCKHOLDER CONTROLS OUR BUSINESS AFFAIRS, SO YOU WILL HAVE LITTLE OR NO PARTICIPATION IN OUR BUSINESS AFFAIRS.

Currently, our principal stockholder, Russell Haraburda, controls approximately 56% of our voting stock (5,500,000 shares of common stock, plus 1,500,000 shares of preferred stock, each share of preferred stock having 20 votes). As a result, he will have control over all matters requiring approval by our stockholders and can outvote all minority stockholders. In addition, he will be able to elect all of the members of our Board of Directors, which will allow him to significantly control our affairs and management. He will also be able to effect most corporate matters requiring stockholder approval by written consent, without the need for a duly noticed and duly-held meeting of stockholders. Accordingly, you will be limited in your ability to effect change in how we conduct our business.

IF WE LOSE THE SERVICES OF OUR KEY DIRECTOR, OUR BUSINESS MAY BE IMPAIRED.

Our success is heavily dependent upon the continued active participation of our key director, Russell F. Haraburda. Mr. Haraburda has over twenty years of experience in creating and growing businesses. The loss of Mr. Haraburda’s services could have a material adverse effect upon the development of our business. We do not maintain "key person" life insurance on Mr. Haraburda. We have a written employment agreement with Mr. Haraburda, but he can terminate his employment at will. There can be no assurance that we will be able to recruit or retain other qualified personnel, should it be necessary to do so.

WE FACE INTENSE COMPETITION, WHICH PUTS US AT A COMPETITIVE DISADVANTAGE; IF WE ARE UNABLE TO OVERCOME THESE COMPETITIVE DISADVANTAGES WE MAY NEVER BECOME PROFITABLE.

We face intense competition from companies engaged in similar businesses. We will compete with numerous companies that sell and develop pet products. We anticipate that competition will intensify within Internet distribution channels, which we have not yet developed. Many of our competitors have significantly greater customer bases, operating histories, financial, technical, personnel and other resources than we do, and may have established reputations for success in the industry. There can be no assurance that we will be able to compete effectively in the highly competitive pet product industry. As a response to changes in the competitive environment, we may from time to time make certain service, marketing or supply decisions or acquisitions that could negatively impact our operations and financial condition.

WE HAVE INCURRED LOSSES FROM OPERATIONS AND LIMITED CASH THAT RAISES SUBSTANTIAL DOUBT AS TO WHETHER WE CAN CONTINUE AS A GOING CONCERN.

Our cash flows used by operations were $596,923 for the period from inception (May 21, 2003) through December 31, 2004. Cash flows used by investing activity were $20,585 for the same period. Cash flows generated by financing activities were $646,113 for the period from inception (May 21, 2003) through December 31, 2004. We have incurred losses from operations and limited cash that raises substantial doubt as to whether we can continue as a going concern.

ITEM 4.  USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by our selling shareholders. However, we will receive proceeds from the sale of our common stock in the primary offering.

For illustrative purposes, we have set forth below our intended use of proceeds, based on the assumptions that we sell either 100% or 50% of the shares offered. The table does not assume the offering expenses of $30,000 associated with this offering, as they have already been paid.

	Proceeds	Proceeds
	If 100% Sold	If 50% Sold

Gross Proceeds	$500,000	$250,000

Net Proceeds	$500,000	$250,000

	Use of Proceeds	Use of Proceeds

Advertising	$80,000	$40,000
Marketing	$50,000	$25,000
Accounting	$20,000	$10,000
Legal	$20,000	$10,000
Manufacturing/Product Development	$200,000	$100,000
Payroll	$70,000	$35,000
Working capital and general corporate expense	$60,000	$60,000

	$500,000	$250,000

The amounts set forth above indicate our proposed use of the proceeds we may receive from our primary offering of up to 5,000,000 shares of common stock. However, our actual expenditures may vary substantially depending on various factors, many of which cannot be predicted at this date. Accordingly, we reserve the right to reallocate all or a substantial portion of any part of the proceeds as our management deems appropriate to meet future business conditions.

Proceeds of the offering which are not immediately required for the purposes described above will be invested in United States government securities, short-term certificates of deposit, money market funds or other high-grade short-term interest-bearing investments.

ITEM 5. DETERMINATION OF OFFERING PRICE

The Selling Security Holders will sell their shares at $.10 per share. We are also selling additional shares at $0.10 per share in a primary offering to new investors. There is not now, and never has been, a public market for our shares. The offering price of $.10 per share was arbitrarily determined and bears no relationship to assets, book value, net worth, earnings, actual results of operations, or any other established investment criteria. Among the factors considered in determining this price were our historical sales levels, estimates of our prospects, the background and capital contributions of management, the degree of control which the current shareholders desired to retain, current conditions of the securities markets and other information.

ITEM 6.  DILUTION

Our net tangible book equity as of August 31, 2005 was $174,866 or $.01 per share of common stock. Net tangible book equity is determined by dividing our tangible book equity (total tangible assets less total liabilities and preferred stock) by the number of outstanding shares of our common stock. As of August 31, 2005, we had a total of 31,575,000 shares of common stock outstanding and 1,500,000 shares of preferred stock outstanding. Accordingly, our current pro forma book value per share of common stock, adjusted as of August 31, 2005, would be about $.04.

Sales of shares by our selling shareholders will not have any effect on dilution of the common stock or on our net tangible book value. Our net tangible book value will, however, be impacted by the common stock to be issued in our primary offering of 5,000,000 shares of common stock. A higher number of shares sold in the primary offering will result in increased dilution to new investors. The amount of dilution will depend on the number of shares to be issued in the primary offering. All shares will be offered at a price of ten cents ($.10) per share

For example, if we were to issue all 5,000,000 shares of common stock in the primary offering at an offering price of $.10 per share (resulting in gross and net proceeds of $500,000 to us), our pro forma book value adjusted as of August 31, 2005, would have been $674,866, or about $.02 per share (assuming a total of 36,575,000 shares of common stock outstanding after this offering). This example would represent an immediate increase in our pro forma book value to our existing shareholders of $.01 per share and an immediate dilution to new shareholders of about $.08 per share, or 80%.

The following table illustrates the per share dilution based on this example:

Offering Price Per Share                                                             $.10
Net Tangible Equity Per Share Before This Offering                     $.01
Increase Attributable To New Investors (2)                                  $.01
                                                                                                  -------
Net Tangible Book Value Per Share After This Offering (1)          $.02
                                                                                                   -------
Dilution Per Share To New Shareholders                                      $.08
                                                                                                  -------
_______________________________________________________
(1) Assumes pro forma adjusted book equity $674,866 on August 31, 2005, and 36,575,000 shares of common stock outstanding, and 1,500,000 shares of preferred stock outstanding, as of August 31, 2005.

(2) Assumes a net increase of $500,000 in pro forma adjusted book value (attributable to new shares issued in private offering) and 5,000,000 shares outstanding after this offering.

The offering price of our common stock is $.10 per share. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share assuming we receive sell 100%, 75%, 50%, and 25% of the shares:

Per Share                                 Number Of    Dilution Per Share
Offering Price   Shares To Be Issued    To New Investors (1)
------------------------------- ------------------------------------  ---------------------------
$.10    500,000                                             $.08
$.10    375,000                                             $.08
$.10    250,000                                             $.08
$.10    125,000                                             $.08
_______________

(1) Assumes a pro forma, net tangible book equity of $174,866, or $.01 per share (adjusted for 31,575,000 shares outstanding) before this offering, and a pro forma, net tangible book value of $674,866 after this offering.

ITEM 7.  SELLING SECURITY HOLDERS

The Selling Security Holders named in the first table set forth below are selling the securities covered by this prospectus. None of the Selling Security Holders are registered securities broker-dealers or affiliates of broker-dealers. The tables indicate that all the securities will be available for resale after the offering. However, any or all of the securities listed below may be retained by any of the Selling Security Holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the Selling Security Holders upon termination of this offering. We believe that the Selling Security Holders listed in the tables have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities covered by this prospectus.

SELLING SECURITY HOLDERS TABLE

Name	Relationship With Issuer	Amount Owned Prior to Offering	Amount To Be Registered	Amount Owned After Offering	% Owned Before/ After Offering
Michael Barnes		250,000	250,000	-0-	Less than 1%
Keith Begin		500,000	500,000	-0-	1.5% / 0%
Terry Benson		300,000	300,000	-0-	Less than 1%
James Bianchi-Rossi		100,000	100,000	-0-	Less than 1%
Patsy Bisciotti		250,000	250,000	-0-	Less than 1%
James Bucheger		250,000	250,000	-0-	Less than 1%
Donna Buckner		200,000	200,000	-0-	Less than 1%
Gene Duenow		100,000	100,000	-0-	Less than 1%
Catherine Elliott		250,000	250,000	-0-	Less than 1%
Lloyd Everett		150,000	150,000	-0-	Less than 1%
Diane Gerletti	Employee	1,200,000	1,200,000	-0-	3.6% / 0%
Darryl Gorecki		250,000	250,000	-0-	Less than 1%
Roy Grabanski		100,000	100,000	-0-	Less than 1%
Greentree Financial (1)	Consultant	1,500,000	1,500,000	-0-	4.6% / 0%
Bernard Jones		150,000	150,000	-0-	Less than 1%
Michael Kanter		200,000	200,000	-0-	Less than 1%
Steven Kidd		100,000	100,000	-0-	Less than 1%
Deborah Marcum		250,000	250,000	-0-	Less than 1%
Josephine Mastandrea		250,000	250,000	-0-	Less than 1%
Joseph McCrystal		550,000	550,000	-0-	1.7% / 0%
Michael Meehan		200,000	200,000	-0-	Less than 1%
Walid Mikhail		100,000	100,000	-0-	Less than 1%
Cy Monley		100,000	100,000	-0-	Less than 1%
Robert Montaquila		100,000	100,000	-0-	Less than 1%
Robert Morey		250,000	250,000	-0-	Less than 1%
Mark Mullaney		200,000	200,000	-0-	Less than 1%
Donald O’Brien		250,000	250,000	-0-	Less than 1%
Michael Orlik		250,000	250,000	-0-	Less than 1%
Trent Peterson		150,000	150,000	-0-	Less than 1%
Curtis Ponder		125,000	125,000	-0-	Less than 1%
Richard Ruetter		250,000	250,000	-0-	Less than 1%
Wesley Rodstrom		220,000	220,000	-0-	Less than 1%
Seth Rosenberg		150,000	150,000	-0-	Less than 1%
Darryl Rouson		150,000	150,000	-0-	Less than 1%
August Saccoccio		250,000	250,000	-0-	Less than 1%
Michael Sepe		375,000	375,000	-0-	1.1% / 0%
Donna Shaw		10,000	10,000	-0-	Less than 1%
Brian Storman		250,000	250,000	-0-	Less than 1%
Scott Totten		200,000	200,000	-0-	Less than 1%
Ralph Vossler		250,000	250,000	-0-	Less than 1%
Priscilla Wallace		250,000	250,000	-0-	Less than 1%
Jeff Wine		250,000	250,000	-0-	Less than 1%
Jack Wine		250,000	250,000	-0-	Less than 1%
TOTALS		11,480,000	11,480,000	-0-	34.8% - 0%

(1)
Greentree Financial Group, Inc. received 1,500,000 shares of our common stock for consulting services that included: assisting in the preparation of this Form SB-2 registration statement, assisting in compliance with state Blue Sky regulations, review and advice on selection of an independent transfer agent, and EDGAR filing services. Our contract with Greentree Financial Group, Inc. is attached as an exhibit to this Registration statement.

            We intend to seek qualification for sale of the securities in those states where the securities will be offered. That qualification is necessary to resell the securities in the public market and only if the securities are qualified for sale or are exempt from qualification in the states in which the selling shareholders or proposed purchasers reside. We intend to seek qualification or exemptions for trading in every state; however, there is no assurance that the states in which we seek qualification or exemption will approve of the security re-sales. Should we not obtain exemptions or qualification in these states you will be unable to resell your shares.

ITEM 8.  PLAN OF DISTRIBUTION

Sales By Selling Security Holders

The Selling Security Holders are offering to sell 11,480,000 shares of our common stock. The Selling Security Holders will sell their shares at $0.10 per share. We will not receive any proceeds from the sale of the shares by the Selling Security Holders. The securities offered by this prospectus may be sold by the Selling Security Holders, but not by us. We are not aware of any underwriting arrangements that have been entered into by the Selling Security Holders. The distribution of the securities by the Selling Security Holders may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions or privately negotiated transactions.

Any of the Selling Security Holders, acting alone or in concert with one another, may be considered statutory underwriters under the Securities Act of 1933, if they are directly or indirectly conducting an illegal distribution of the securities on our behalf. For instance, an illegal distribution may occur if any of the Selling Security Holders provide us with cash proceeds from their sales of the securities. If any of the Selling Security Holders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.

In addition, the Selling Security Holders, and any brokers through whom sales of the securities are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

The Selling Security Holders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, accounts or loan transactions. Upon default by such Selling Security Holders, the pledgee in such loan transaction would have the same rights of sale as the Selling Security Holders under this prospectus so long as the Company files a post-effective amendment to name and identify the new selling security holder. The Selling Security Holders also may enter into exchange trading of listed option transactions that require the delivery of the securities listed under this prospectus. The Selling Security Holders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such Selling Security Holders or under this prospectus so long as the Company files a post-effective amendment to name and identify the new selling security holder. If a post-effective amendment is not filed with the Securities and Exchange Commission by the Company, 'pledgees' and 'transferees' of a Selling Security Holder would not have rights to resell under this prospectus.

In addition to, and without limiting, the foregoing, each of the Selling Security Holders, the and any other person participating in a distribution will be affected by the applicable provisions of the Securities and Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the Selling Security Holders, or any such other person. Specifically, Regulation M prohibits an issuer, the Selling Security Holders, the or affiliated purchaser other than in an excepted security or activity, to bid for, purchase, or attempt to induce any person to bid for or purchase, a covered security during the applicable restrictive period. The restrictive period for our securities being registered begins on the later of five business days prior to the determination of the offering price or such time that a person becomes a distribution participant, and ends upon such person’s completion of participation in the distribution. Distribution is defined under Regulation M as meaning an offering of securities, whether or not subject to registration under the Securities Act of 1933 that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods. Distribution participant is defined under Regulation M as meaning an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or is participating in a distribution.

      There can be no assurances that the Selling Security Holders or the will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulations of the Securities and Exchange Act of 1934, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one or five business days prior to the commencement of such distribution.

All of the foregoing may affect the marketability of the securities. Pursuant to the various agreements we have with the Selling Security Holders, we will pay all the fees and expenses incident to the registration of the securities, other than the Selling Security Holders' and ’ pro rata share of underwriting discounts and commissions, if any, which are to be paid by the Selling Security Holders.

THE PRIMARY OFFERING

We will distribute the 5,000,000 shares of our common shares to new investors in a primary offering. The offering price for all 5,000,000 shares will be ten cents ($.10) per share. We will conduct a self-underwritten offering through our President and CEO, Mr. Russell Haraburda. This means that he will be the only person authorized to offer and sell the 5,000,000 shares offered in our primary offering to new investors.

Because of our role in the distribution, there is a possibility that we may be deemed to be a statutory "underwriter" within the meaning of Section 2(11) of the Securities Act. We will comply with the prospectus delivery requirements that would apply to a statutory underwriter in connection with the distribution of our shares. Further, we are familiar with the anti-manipulation rules of the SEC, including Regulation M under the Securities Act of 1934. These rules may apply to sales by us in the market, following the creation of a public market, if such a market ever develops.

With certain exceptions, Regulation M prohibits any selling shareholder, any affiliated purchasers and any broker-dealer or other person who participates in an applicable distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. The foregoing restrictions may affect the marketability of our common stock.

ITEM 9.  LEGAL PROCEEDINGS

     We are not aware of any pending or threatened legal proceedings, in which we are involved. In addition, we are not aware of any pending or threatened legal proceedings in which entities affiliated with our officers, directors or beneficial owners are involved.

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Directors and Executive Officers.

Our Bylaws provide that we must have at least 1 director. Each director will serve until our next annual shareholder meeting, to be held sixty days after the close of the fiscal year, or until a successor is elected who accepts the position. Directors are elected for one-year terms. Our officers may be elected by our Board of Directors at any regular or special meeting of the Board of Directors.
Vacancies may be filled by a majority vote of the remaining directors then in office. Our directors and executive officers are as follows:

Name	Age	Position
Russell F. Haraburda	50	Chairman of the Board, CEO, President
Braxton Jones	65	Director and CFO
Tom Mascara	53	Director

Russell F. Haraburda has been President, CEO and Chairman of the Board since May 2003. Mr. Haraburda will serve as a director until our next annual shareholder meeting, or until a successor is elected and accepts the position. He devotes approximately 50 hours per week to our company. Mr. Haraburda has served as CEO of Vista Partners since 1995. As CEO of Vista Partners, Mr. Haraburda has successfully enacted several acquisitions, raised a substantial amount of funds and created public awareness throughout the United States and worldwide. Over the past 20 years, Mr. Haraburda has exhibited an extensive experience in capital raising and public relations, which led to the successful development and growth of many publicly traded companies such as Inktomi (acquired by Yahoo! in 2003) and Liquid Golf. Mr. Haraburda has directly participated in dozens of acquisitions, strategic developments and public offerings.

Braxton Jones has been a director since October 22, 2003. Mr. Jones will serve as a director until our next annual shareholder meeting, or until a successor is elected and accepts the position. He devotes approximately 10-15 hours per week to our company. Mr. Jones, who is also the CFO of Imagitrend, has served in a financial service capacity since 1985. As President of Arkansas Insurance Services from 1985-1993 and President of Imagica International Inc. from 1997-2001, Mr. Jones has worked closely with the SEC and has extensive experience with the preparation of accounting and financial documents such as 10K, 10Q and 8-K. Mr. Jones has also guided publicly traded companies out of difficult financial times and turned them into healthy and prosperous operations.

Tom Mascara has been a Director since July 2, 2004. Mr. Mascara will serve as a director until our next annual shareholder meeting, or until a successor is elected and accepts the position. Mr. Mascara devotes approximately 40 hours per week to our company. Mr. Mascara has over 31 years of business experience. At age 22, he began as a salesman for the Seven Up Bottling Companies and worked his way up to Director of Sales and Marketing for one of their divisions, managing over 100 sales associates. He called on top-level executives at major private and public companies throughout the United States. From 1990 to 2000, he served as a licensed Financial Advisor, managing accounts of high net worth individuals and corporations, finishing his career as a senior account executive with Shields & Co., a very prestigious Wall Street firm. From 2000 to present, he has owned his own venture capital firm. Currently, he is also a corporate consultant to a public company in the biometrics industry.

Other than those persons mentioned above, we have one employee, who provides general office administrative assistance.

Family Relationships.
None.

Legal Proceedings.

No officer, director, or persons nominated for such positions and no promoter or significant employee of our Company has been involved in legal proceedings that would be material to an evaluation of our management.

ITEM 11.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of September 14, 2005, of our common stock (a) by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, and (b) by each of our directors, by all executive officers and our directors as a group. To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

Security Ownership of Certain Beneficial Owners (1) (2).

Title of Class	Name and Address	# of Shares	Current % Owned
Common	Russell Haraburda(3) 1900 Main Street, Suite 312 Sarasota, FL 34236	35,500,000	56%

Security Ownership of Officers and Directors (2).

Title of Class	Name and Address	# of Shares	Current % Owned
Common	Russell Haraburda(3) President, CEO, Chairman of Board	35,500,000	56%
Common	Braxton Jones, CFO and Director	250,000	**
Common	Tom Mascara, Director	7,200,000	11%
Common	All Officers and Directors as a Group (2)	42,950,000	68%
**Less than 1%

(1) Pursuant to Rule 13-d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned. We are unaware of any shareholders whose voting rights would be affected by community property laws.

(2) This table is based upon information obtained from our stock records. Unless otherwise indicated in the footnotes to the above tables and subject to community property laws where applicable, we believe that each shareholder named in the above table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

(3) Mr. Haraburda has beneficial ownership of 5,500,000 shares of common stock. The remaining 30,000,000 votes are counted by virtue of the fact that he owns 1,500,000 shares of convertible preferred voting stock, each share of which holds 20 votes and is convertible, at his option, into 20 shares of common stock. The preferred stock has voting rights even before it is converted. Thus, we calculate the total number of votes outstanding (both common and preferred) at 62,945,000.

Changes in Control.

Currently, there are no arrangements, which would result in a change in our control.

ITEM 12.  DESCRIPTION OF SECURITIES

The following description is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

COMMON STOCK

We are authorized to issue 95,000,000 shares of common stock, with a par value of $.001 per share. As of September 29, 2005, there were 32,945,000 common shares issued and outstanding. All shares of common stock outstanding are validly issued, fully paid and non-assessable.

VOTING RIGHTS.
Each share of common stock entitles the holder to one vote at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the holders of common stock holding, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

MISCELLANEOUS RIGHTS AND PROVISIONS.

Holders of common stock have no preemptive or other subscription rights, conversion rights, or redemption provisions. In the event of our dissolution, whether voluntary or involuntary, each share of common stock is entitled to share proportionally in any assets available for distribution to holders of our equity after satisfaction of all liabilities and payment of the applicable liquidation preference of any outstanding shares of preferred stock.

There is no provision in our charter or by-laws that would delay, defer or prevent a change in our control.

DEBT SECURITIES.
We have not issued any debt securities.

PREFERRED STOCK

We are authorized to issue 5,000,000 shares of preferred stock, with no par value per share. As of September 29, 2005, there were 1,500,000 preferred shares issued and outstanding. All shares of preferred stock outstanding are validly issued, fully paid and non-assessable.

VOTING RIGHTS.

Each share of preferred stock entitles the holder to twenty (20) votes at all meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the holders of preferred stock holding, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of preferred stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

MISCELLANEOUS RIGHTS AND PROVISIONS.

Holders of preferred stock have no preemptive or other subscription rights, or redemption provisions. Each share of the preferred stock is convertible into twenty (20) shares of common stock, at the election of the holder. In the event of our dissolution, whether voluntary or involuntary, each share of preferred stock is entitled to share proportionally in any assets available for distribution to holders of our preferred equity after satisfaction of all liabilities and is superior to any outstanding shares of common stock.

There is no provision in our charter or by-laws that would delay, defer or prevent a change in our control.

ITEM 13.  INTEREST OF EXPERTS AND COUNSEL

Our audited Financial Statements for the period from inception (May 2003) through December 31, 2004 have been included in this prospectus in reliance upon Perrella & Associates, Independent Certified Public Accountant, as experts in accounting and auditing. However, we have not hired them or any other expert on a contingency basis.

ITEM 14. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issues.

ITEM 15. ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated in the State of Florida on May 21, 2003 as Imagitrend Inc. On that same day, we issued 1,500,000 shares of convertible preferred stock to our founder, CEO, President, and Chairman of the Board, Mr. Russell F. Haraburda, as a signing bonus for his serving in the foregoing positions. In October 2004, we issued 5,000,000 additional shares of our common stock to Hampton Oaks, a company controlled by Mr. Haraburda, as founder’s shares, and at that time also issued 500,000 more shares to one of Mr. Haraburda’s minor children. The value Mr. Haraburda provided for these shares has been his founding of the company and his continuous service as Chairman of the Board, CEO, and President of the company.
We are not a subsidiary of any corporation.

ITEM 16.  DESCRIPTION OF BUSINESS

BUSINESS DEVELOPMENT.

Imagitrend Inc. was incorporated in Florida in May 2003. We are development-stage company which specializes in developing and marketing pet products. We currently own interests in two other companies: our wholly owned subsidiary, Eternal Gems, Inc., a company which has a unique patent-pending process for creating durable and attractive pet memorial products; and Rocket Science Labs, with whom we have a verbal agreement to share 50% of their net income. Rocket Science Labs develops and licenses pet products such as the “Thing in a Bag” cat toy sold nationally in PetsMart stores. Rocket Science Labs has also developed and licensed other pet and consumer products. We plan to continue in these lines of business for the foreseeable future. Our executive offices are located at 1900 Main Street, Suite 312, Sarasota, Florida 34236. Our telephone number is (941) 365-8835.

We have never been the subject of any bankruptcy or receivership. We have had no material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets. We have acquired 100% of our subsidiary, Eternal Gems, Inc., according to the terms of our binding letter of intent with them, and we have also entered into a verbal agreement to obtain a 50% interest in Rocket Science Labs.

ETERNAL GEMS, INC., OUR SUBSIDIARY

On September 5, 2005, the Company entered into a binding letter of intent with Eternal Gems, Inc., a Florida corporation. According to this binding letter of intent, we will acquire 100% ownership of Eternal Gems in exchange for 2,500,000 shares of our common stock. Eternal Gems owns the rights to the patent-pending process for creating gemstone-like memorials derived from portions of a pet’s cremation remains. This patent-pending process is represented by United States Patent Application 20020025392, regarding a Permanent memorial created from cremation remains and process for making the same.

Eternal Gems has currently produced several prototypes of these memorial products, and has such prototypes available for inspection and evaluation by interested parties. So far, response to the prototypes has been positive.

Our goal is to become the leading provider of alternative methods for preserving pet and (eventually) human remains. We will provide a patent pending process by which cremated remains can be converted into a beautiful “Eternal Gem” for keepsake and display. We believe that the Eternal Gem is more appealing to consumers than the outdated practice of keeping a loved one’s ashes and bone fragments in urns—which is still quite a common practice today.

As an added incentive to promote the Eternal Gem product, we will provide a service called a “virtual cemetery” which will collect information on a person such as DNA mapping,genealogy, biography, photos and other relevant data. This information will be available in the form of an online mausoleum that is password-protected to family members via the Internet. Ourparticular patent pending process gives us the unique position of being the first company which can provide an Eternal Gem, combined with a virtual cemetery.

OVERVIEW OF OUR MARKET FOR PET MEMORIAL PRODUCTS

(Note: Unless otherwise stated, the numbers provided in this discussion are our own estimates, based on our proprietary research and interviews with select crematoriums nationwide.)

We conservatively estimate that the funeral industry and related services for the deceased to be $19 billion a year. Industry sources suggest that cremations as a component of the death services industry capture approximately $2 billion of the market, which represents roughly twenty five percent of the total number of deaths today, and is estimated to rise to sixty five percent by the year 2010. The market for pets in the United States is large, with pet owners having more than 150 million domestic pets such as cats and dogs. The affinity that these owners have with their pets is increasingly a doting, loving relationship whereby pets are being treated more and more like a loved family member. It is estimated that the number of pet deaths in 2001 was 12 million and growing with an already established cremation service channel. We will target our “Eternal Gem” products to both people and pet owners who wish to transform their cremated remains into an aesthetically pleasing and cost effective synthetic gem.

Our potential market can be summarized as follows:

•Currently there are an estimated 4,500,000 pre-planned funeral services each year at an estimated average cost of $8,000. This represents a $36 billion market.

•A one-half of one percent share of this market would yield 22,500 customers.

•We estimate that pre-planned funeral arrangements will top 9,500,000 by 2010. This represents a $76 billion market.

•The attainment of a 5% share of this market would yield 475,000 customers.

OVERVIEW OF PRODUCTS AND SERVICES

Although the main value of our products and services is directed to the family of a departed loved one, we will implement a sales and marketing effort using a focused business-to-business strategy. We intend to partner directly with funeral service providers, pet crematoriums, cemeteries, veterinarians and major supply chains. We will focus on two main lines of business: the Eternal Gem and the virtual cemetery service, marketing them to funeral service providers and other strategic partners. We intend to focus on the “pre-need” market targeted by funeral service providers and pet crematoriums. This market has the greatest benefit for funeral service providers, as they collect money in advance for memorial arrangements, thus obtaining prepaid clients and in some instances, where permitted by state law, enabling themselves to use the prepaid monies as a zero interest loan.

CREMATED REMAINS USED TO MAKE MEMORIAL GEMS, NOT PUT IN AN URN

  Cremation rates in the United States for both humans and pets are on the rise. Since the geographical breakup of the nuclear family, the need for ground burial is diminishing. The need and ability to return to the traditional gravesite is becoming less important and less viable. In addition, the high cost and diminishing availability of land is making it more difficult and costly to continue the traditional “whole body” ground burial. Many other cultures have already adopted the cremation alternative and accepted this practice as a natural process at the time of death. As a result, the rising cremation rate suggests an emerging market for new products, which can provide a tasteful and respectful means to memorialize the remains of both humans and pets. Because cremation has a lower cost and lower margin than traditional burial, funeral service providers are motivated to find alternate ways to increase revenue and margins for cremations.

Conservative estimates by the Cremation Association of North America state that by the year 2010, the United States will approach a 36% cremation rate. Based on this assumption, we project the cremation market to track as follows:

•In 2003, the U.S. cremation rate was 25%, which equates to 695,637 of the 2,423,000 human deaths in the United States that year. This rate equates to a $2 billion market.

•This trend is expected to rise to 36% by 2010. This higher rate is compounded by a demographic shift that will likely result in more deaths, which will equate to an even larger market for cremation-related memorial services.

In order to estimate the market that would select the Eternal Gem as the means of memorial, we must examine the current means that are available. The breakdowns of post cremation dispositions are as follows:

•46% are sent to cemetery
•36% are taken home by family
•18% are scattered

It is important to note that an urn was purchased 57% of the time, and keepsake urns or jewelry were purchased 17% of the time. These percentages remain constant regardless of what was done with the balance of the cremated remains. Our immediate market would be all but the 18% of the market that chose scattering. However, it is reasonable to assume that a portion of those who chose scattering may have chosen an Eternal Gem if the option had been available.

Keeping in mind that 82% of cremations were kept in some form (i.e. not scattered), we can conservatively estimate a 5% initial market share as a reasonable assumption. This is only a small percentage of those who may select cremation as the “time of need” disposition method. We believe a higher percentage of those who select cremation during “pre-planning” will select the Eternal Gem as a memorial option.

SYNTHETIC MEMORIAL GEMS FOR PETS

Since vital statistics for pet cremations are not kept, we sampled the cremation rate of pets from select pet crematoriums. Based on this information, we applied a conservative estimate in calculating market potential for the pet industry. This estimate is as follows:

The market for pet owners in the United States is large, with pet owners having more than 150 million domestic pets such as cats and dogs. Based on the vital statistics we collected from select crematoriums, we estimate that there are over 12 million pet cremations per year. Assuming that the 100 top tier crematoriums account for 20% of all such memorialized cremations, we arrive at an estimated target market of 2,400,000 memorialized cremations. We estimate that with ten percent (10%) of these top crematoriums participating in our memorial program, there will be the potential of 240,000 orders per year. Assuming an average order of $500, we thus project estimated gross revenues reaching $120 million per year.

Conservatively speaking, we project that each crematorium will annually generate a minimum of 2,400 Eternal Gem orders (10% of their total annual memorialized cremations) at $500 per gem, totaling $1,200,000 annually. These estimated projections represent participation from 100 of the top tier crematoriums and does not include the pre-need market and pets previously memorialized by their owners who would be interested into converting the cremains into an Eternal Gem.

VIRTUAL CEMETERY

The main market for the “Virtual Cemetery” would be the pre-planned (or pre-sell) market served by the funeral service providers. The rise in cremations is displacing the funeral home as an avenue to pay last respects, dramatically decreasing the revenues of funeral service providers. Funeral service providers have a vested interest in the “preplanned” arrangements because it allows them to take a loan against the amount up to one half (based on the state) of the monies collected, thereby increasing cash flow. The profit margins from the sale of a virtual cemetery will be very attractive. Therefore, our “intermediary” sales and marketing strategy lends itself to success by making itself available to the funeral service provider.

Our marketing strategy is to penetrate this “pre-planned” sector. We would be one of the first companies to market and sell the “immortalization” concept of a person by collecting information about the person such as DNA mapping, genealogy, biography, and photos etc. by utilizing a funeral service provider. This information would be forever stored in an online mausoleum accessible to all family members via the Internet. We are in the process of deciding how best to safeguard the data for the future, since permanence will be a concern. The trends from the Cremation Association of North America showing increased levels of acceptance of cremation as an alternate funeral method (rising from 25% in 2003 to a projected 36% level in 2010) suggest that other alternate memorial methods may also gain increased acceptance.

BUSINESS STRATEGY

We believe that we have a unique opportunity in the marketplace. The combination of our new synthetic gem creating process, virtual cemetery and our marketing strategy aimed at funeral service providers, pet crematoriums, cemeteries, veterinarians and major supply chains has created a new range of opportunities that we plan to fully develop. For the first time, we will be able to provide a more complete memorialization solution for those who choose non-traditional means of memorial.

Unlike the standard urn, these products and services can permanently memorialize a loved one for both the centralized and non-centralized family. Prior to our Eternal Gem creating process, the only way that people could memorialize cremated remains was in an urn. Also, the previously offered virtual cemeteries have lacked content and substance to gain market acceptance. Given this technological advancement and our pending patent and service model, our business objective is to be the preeminent cremation memorial service and virtual cemetery service provider to funeral service providers and pet owners worldwide.

KEY STRATEGIES

To attain our goals, we will implement the following strategies:

•Complete the full patent process for our currently pending patent application
•Design and produce a very tasteful, and multipurpose, gem series for display
•Develop a secure database which can be accessed by the Internet to create a “Virtual
Cemetery” to eternally memorialize persons and pets
•Use funeral service providers as a “point of source” sales and marketing force to dominate the market with reduced sales/marketing costs
•Use major pet supply chains, veterinarians and pet crematoriums as “point of source” sales and marketing force to dominate the pet market with reduced sales/
marketing costs
•Centralize our operations to maintain control and keep operating costs minimal
•Expand to other international market regions to increase market share and revenues

THE ADVANTAGES OF ETERNAL GEM PRODUCTS AND SERVICES

In summary, Eternal Gem products and services offer the following consumer benefits:

Choice
•Clean and dignified memorialization alternative by converting ash and crushed bone fragments into a beautiful gemstone
•Cost effective alternative to traditional burial methods
•Choice of Eternal Gem display options

Convenience
Funeral service provider (or pet crematory) easily ships cremated remains for processing
No need to upkeep “brick and mortar” cemetery plot
No need to stockpile vital information on deceased loved one
Remote access of vital information and memorialization for non-centralized loved ones

Personalization
Synthesized gem has individual character based on person’s life and attributes
Name plate for personalized display
Mausoleum type motif for virtual cemetery to personalize that site

Cost
Gemstone costs considerably less than mausoleum, columbarium or ground burial.

Partnering/Sales Strategy
Given our position as a business to business added value supplier, we will work with funeral service providers, pet crematoriums, cemeteries, veterinarians and major supply chains to:

•Enable them to provide to their customers a tasteful alternative to traditional burials
•Enable them to enhance their revenue and profit streams
•Enable them to provide a method of memorialization that is remotely accessible and user friendly

The value proposition of these products and services as it relates to our different strategic partners are:

Funeral Service Providers (FSPs)

•Increased revenues and profits through a new product. (Eternal Gem)
•Tasteful alternative to the standard urn.
•Cost effective to FSP with room for considerable markup
•Increased revenues and profits through a new service. (Virtual Cemetery)
•Natural extension to a traditional or non-traditional funeral service.
•More vital information available to family member or loved ones
•Permanent memorialization of a loved one
•Increased “Pre-need” sales (both services)
•Generates more sales as an added value product or service

Pet crematoriums, cemeteries, veterinarians and major supply chains

•Increased revenues and profits through a new product. (Eternal Gem)
•Tasteful alternative to the standard urn.
•Cost effective to provider with room for considerable markup

PROJECTED SOURCES OF REVENUE

We intend to generate revenues by offering the following products and services:

•Sales of the Eternal Gem to funeral service providers. Funeral service providers will market and sell the Eternal Gem as an alternative means of memorialization for departed loved ones

•Funeral service providers will also market to the “pre-need” customer the Eternal
Gem option to “lock in” future business

•Sales of the Eternal Gem to pet crematoriums, cemeteries, major supply chains and veterinarians

•These partners will market and sell the Eternal Gem as an alternative means of memorialization for departed pets

•Sales of virtual cemetery space to funeral service providers

•Funeral service providers will market and sell the virtual cemetery as a method to also memorialize a lost loved one with access to loved ones virtually anywhere

•Funeral service providers will market to the “pre-need” customer to “lock in”
future business, increase revenues and generate more business from loved ones who also enroll

•Sales of custom jewelry and display pieces

•Funeral service providers will present these to their customers to increase customer options and revenues

•Pet crematoriums, cemeteries, major supply chains and veterinarians will also present these to their customers to increase the customer options and revenues.

DISTRIBUTION

We have no distribution agreements in place with anyone. Eternal Gems has no distribution agreements with anyone at this point.

COMPETITIVE BUSINESS CONDITIONS

Our existing competition includes funeral service providers, crematoriums, and pet crematoriums; however, these companies offer only part of a package and in some instances could be considered potential partners. Their products and services differ from ours. We believe our patent pending technology to be unique. There can be no assurances that we will be able to compete successfully or that our operating results will not be materially adversely affected by such competition.

To join forces with our competition, rather than meet it head on, we envision ourselves as a provider of value-added services to funeral service providers, pet crematoriums, cemeteries, veterinarians and supply chains. Our service targets the memorialization of humans and pets - which is the number one revenue generator for funeral service providers, pet crematoriums, and cemeteries. It also appears that the virtual cemetery may become another revenue generator. We will offer tasteful and permanent memorialization of loved ones. Our memorialization will range from the physical form (gem) to the virtual form (software generated mausoleum). Although there are several companies that have virtual cemeteries in place, their market share is small and their ability to market their service is lackluster. Marketing these services, or products, through traditional advertising, radio, magazine and television would be costly and have little return on investment. Our partnership with funeral service providers, pet crematoriums, cemeteries, veterinarians and supply chains will be the critical component for our success

We believe that our staff, along with our industry connections, and pending patent will give us a significant competitive advantage. We intend to leverage these advantages to establish ourselves as the leader in this new market segment.

INTELLECTUAL PROPERTY

At present, our subsidiary, Eternal Gems, Inc. owns the rights to one patent application, United States Patent Application No. 20020025392, for a Permanent Memorial created from cremation remains and process for making same. Rocket Science Labs owns interests in several licensing and royalty agreements, and may have interests in patents, trademarks, licenses, franchises, concessions, and royalty agreements as yet undisclosed to us. We have no interests in or obligations under any labor contracts.

GOVERNMENT REGULATION ISSUES

We are subject to applicable provisions of federal and state securities laws. Our operations will also be subject to regulations normally incident to business operations, such as occupational safety and health acts, workmen's compensation statutes, unemployment insurance legislation and income tax and social security related regulations. Although we will use our best efforts to comply with applicable regulations, we can provide no assurance of our ability to do so, nor can we fully predict the effect of these regulations on our proposed activities.

EMPLOYEES

Presently, we have two employees—our CEO/President and an administrative assistant. We have an employment agreement with our CEO/President which pays him $225,000 per year, plus certain expenses, plus a signing bonus of 1,500,000 shares of convertible preferred stock in 2003. We anticipate hiring up to 4 additional employees in the next 12 months, either for Imagitrend or its subsidiary.

REPORTS TO SECURITY HOLDERS

After the effective date of this document, we will be a reporting company under the requirements of the Securities Exchange Act of 1934 and will file quarterly, annual and other reports with the Securities and Exchange Commission. Our annual report will contain the required audited financial statements. We are not required to deliver an annual report to security holders and will not voluntarily deliver a copy of the annual report to the security holders. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Commission, 100 “F” Street, N.E., Washington, D.C. 20549.

Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 100 “F” Street, N.E., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

ITEM 17.  MANAGEMENT’S DISCUSSION AND ANALYSIS

The discussion contained in this prospectus contains “forward-looking statements” that involve risk and uncertainties. These statements may be identified by the use of terminology such as “believes”, “expects”, “may”, or “should”, or “anticipates”, or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus. Important factors that could cause or contribute to such differences include those discussed under the caption entitled “risk factors,” as well as those discussed elsewhere in this prospectus.

OUR COMPANY

We were incorporated in Florida on May 21, 2003 to engage in any lawful business. We are in the business of developing, producing, and marketing pet products and other consumer products. Our operations are located primarily in the Sarasota, Florida area, while those of our subsidiary Eternal Gems, Inc. are located primarily in Plainfield, New Jersey.

Our discussion and analysis will address two time periods, first the audited period from inception on May 21, 2003 through December 31, 2004, and then the unaudited period for the 8 months ended August 31, 2005.

RESULTS OF OPERATIONS (from inception, May 21, 2003, through December 31, 2004).

Sales.
None.

Cost of Sales.
None.

Expenses.

Total operating expenses for the period from inception (May 21, 2003) through December 31, 2004 were $631,581.

Expenses consisted of:

Consulting fees increased during 2004 primarily due to expenses related to our consulting agreement with our director, Tom Mascara. Officer compensation increased from 2003 to 2004 due to the fact that our employment agreement with our President and CEO, Mr. Haraburda, covered only 7 months in 2003, but covered the full 12 months in 2004. We also incurred expenses of $50,000 for investment costs and $30,803 in stock compensation.

  We expect our expenses to remain roughly at current levels through the year 2006 as we move toward developing our business plan and registering our common stock.

We do not have any lease agreements for our facilities. We currently have an employment agreement with our President and CEO, Russell F. Haraburda, for $225,000 per year, plus expenses.

Income Taxes

We did not have any federal or state income tax expense for the period from inception (May 21, 2003) through December 31, 2004.

If we incur losses, we may have a deferred tax asset. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that, some portion or all of the deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment. We do not currently have any net deferred tax assets.

Income/ Losses.

Net loss for the period from inception (May 21, 2003) through December 31, 2004 was $635,547. We attribute the increase in net losses primarily to expenses exceeding sales revenues. We expect to continue to incur losses at least through the year 2006. In addition, there can be no assurance that we will achieve or maintain profitability or that our revenue growth can be sustained in the future.

Impact of Inflation.

We believe that inflation has had a negligible effect on operations since inception. We believe that we can offset inflationary increases in the cost of operations by increasing sales and improving operating efficiencies.

Liquidity and Capital Resources.

Cash flows used by operations were $596,923 for the period from inception (May 21, 2003) through December 31, 2004. Cash flow was primarily attributable to a net loss offset by business expenses paid by our director.

Cash flows generated by financing activities were $646,113 for the period from inception (May 21, 2003) through December 31, 2004. Cash flows for this period include proceeds from sales of our common stock to accredited investors in private placements.

Cash flows used in investing activities for the period from inception (May 21, 2003) through December 31, 2004 was $20,585. This represents the purchase of our office property and equipment.

    Overall, we have funded our cash needs from inception through December 31, 2004 with a series of equity transactions, including those with related parties as described above. If we are unable to receive additional cash from our related parties, we may need to rely on financing from outside sources through debt or equity transactions. Our related parties are under no legal obligation to provide us with capital infusions. Failure to obtain such financing could have a material adverse effect on our operations and financial condition. This could include an inability to do sufficient advertising for our products, which would make us less competitive in the marketplace. We could also find it more difficult to enter into strategic alliance relationships with third parties. Finally, it would most likely delay the implementation of our business plan. An alternative plan of operation in the event of a failure to obtain financing would be to continue operations as currently configured, with the result being little, if any, projected growth. Another alternative would be to enter into a joint venture with another company that has working capital available, albeit on less favorable terms than had we obtained financing, for the development of our business plan.

    We had cash on hand of only $28,605 and a working capital of $100,569 as of December 31, 2004. Our current amount of cash in the bank is insufficient to fund our operations for the next twelve months. We will rely on the development of revenue from our business, if any, and funding from outside sources; however, we have no current or projected capital reserves that will sustain our business for the next 12 months. Also, if the projected revenues fall short of needed capital we will not be able to sustain our capital needs for the next twelve months. We will then need to obtain additional capital through equity or debt financing to sustain operations for an additional year. A lack of significant revenues during the remainder of 2005 will significantly affect our cash position and move us towards a position where the raising of additional funds through equity or debt financing will be necessary. Our current level of operations would require capital of approximately $500,000 to sustain operations through year 2005 and approximately $500,000 per year thereafter. Modifications to our business plans or additional property acquisitions may require additional capital for us to operate. There can be no assurance that additional capital will be available to us when needed or available on terms favorable to us. Our approximate offering expenses of $30,000 in connection with this offering have already been paid.

    On a long-term basis, liquidity is dependent on continuation and expansion of operations, receipt of revenues, and additional infusions of capital and debt financing. We are considering launching a local advertising campaign. Our current capital and revenues are insufficient to fund such marketing. If we choose to launch such a campaign, we will require substantially more capital. If necessary, we will raise this capital through an additional stock offering. However, there can be no assurance that we will be able to obtain additional equity or debt financing in the future, if at all. If we are unable to raise additional capital, our growth potential will be adversely affected and we will have to significantly modify our plans. For example, if we unable to raise sufficient capital to develop our business plan, we may need to:

▪	Seek projects that are less in value or that may be projected to be less profitable
▪	Seek smaller projects, which are less capital intensive, in lieu of larger projects
or
▪	Seek projects that are outside our immediate area to generate some revenue for us.

    Demand for our pet products will be dependent on, among other things, market acceptance of our services, the pet product market in general, and general economic conditions, which are cyclical in nature. Inasmuch as a major portion of our activities is the receipt of revenue from the sale of pet products, our business operations may be adversely affected by our competitors and prolonged recession periods.

Our success will be dependent upon implementing our plan of operations and the risks associated with our business plans. We plan to strengthen our position in our market. We also plan to expand our operations in the pet products market, as well as identify possible markets for expansion.

RESULTS OF OPERATIONS (eight months ended August 31, 2005).

Sales.
None.

Cost of Sales.
None.

Expenses.

Total expenses for the eight months ended August 31, 2005 were $359,751.

Expenses consisted of:

Consulting fees remained relatively steady during 2005 primarily due to expenses related to our consulting agreement with our director, Tom Mascara. Officer compensation remained steady in 2005 due to the fact that our employment agreement with our President and CEO, Mr. Haraburda, remained in effect at the same level.

    We expect our expenses to remain roughly at current levels through the year 2006 as we move toward developing our business plan and registering our common stock.

    We do not have any lease agreements for our facilities. We currently have an employment agreement with our President and CEO, Russell F. Haraburda, for $225,000 per year, plus expenses.

Income Taxes

We did not have any federal or state income tax expense for nine months ended August 31, 2005.

If we incur losses, we may have a deferred tax asset. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that, some portion or all of the deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment. We do not currently have any net deferred tax assets.

Income/ Losses.

Net loss for the nine months ended August 31, 2005 was $362,283. We attribute the increase in net losses primarily to expenses exceeding sales revenues. We expect to continue to incur losses at least through the year 2006. In addition, there can be no assurance that we will achieve or maintain profitability or that our revenue growth can be sustained in the future.

Impact of Inflation.

We believe that inflation has had a negligible effect on operations since inception. We believe that we can offset inflationary increases in the cost of operations by increasing sales and improving operating efficiencies.

Liquidity and Capital Resources.

    Cash flows used by operations were $302,172 for the eight months ended August 31, 2005. Cash flow was primarily attributable to a net loss offset by an increase in an operating asset, namely a subscription receivable.

    Cash flows used by financing activities were $19,993 for the eight months ended August 31, 2005. Cash flows for this period included a related party loan.

    Overall, we have funded our cash needs from inception through August 31, 2005 with a series of equity transactions, including those with related parties as described above. If we are unable to receive additional cash from our related parties, we may need to rely on financing from outside sources through debt or equity transactions. Our related parties are under no legal obligation to provide us with capital infusions. Failure to obtain such financing could have a material adverse effect on our operations and financial condition. This could include an inability to do sufficient advertising for our pet products, which would make us less competitive in the marketplace. We could also find it more difficult to enter into strategic alliance relationships with third parties. Finally, it would most likely delay the implementation of our business plan. An alternative plan of operation in the event of a failure to obtain financing would be to continue operations as currently configured, with the result being little, if any, projected growth. Another alternative would be to enter into a joint venture with another company that has working capital available, albeit on less favorable terms than had we obtained financing, for the development of our business plan.

    We had cash on hand of only $1,802 and a working capital of $196,913 as of August 31, 2005. Our current amount of cash in the bank is insufficient to fund our operations for the next twelve months. We will rely on the existence of revenue from our business, if any, and funding from outside sources; however, we have no current or projected capital reserves that will sustain our business for the next 12 months. Also, if the projected revenues fall short of needed capital we will not be able to sustain our capital needs for the next twelve months. We will then need to obtain additional capital through equity or debt financing to sustain operations for an additional year. A lack of significant revenues during the remainder of 2005 will significantly affect our cash position and move us towards a position where the raising of additional funds through equity or debt financing will be necessary. Our current level of operations would require capital of approximately $500,000 to sustain operations through year 2005 and approximately $500,000 per year thereafter. Modifications to our business plans or additional property acquisitions may require additional capital for us to operate. There can be no assurance that additional capital will be available to us when needed or available on terms favorable to us. Our approximate offering expenses of $30,000 in connection with this offering have already been paid.

    On a long-term basis, liquidity is dependent on continuation and expansion of operations, receipt of revenues, and additional infusions of capital and debt financing. We are considering launching a local advertising campaign. Our current capital and revenues are insufficient to fund such marketing. If we choose to launch such a campaign, we will require substantially more capital. If necessary, we will raise this capital through an additional stock offering. However, there can be no assurance that we will be able to obtain additional equity or debt financing in the future, if at all. If we are unable to raise additional capital, our growth potential will be adversely affected and we will have to significantly modify our plans. For example, if we unable to raise sufficient capital to develop our business plan, we may need to:

▪	Seek projects that are less in value or that may be projected to be less profitable
▪	Seek smaller projects, which are less capital intensive, in lieu of larger projects
or
▪	Seek projects that are outside our immediate area to generate some revenue for us.

    Demand for our pet products will be dependent on, among other things, market acceptance of our products, pet product market in general, and general economic conditions, which are cyclical in nature. Inasmuch as a major portion of our activities is revenue from the sale of pet products, our business operations may be adversely affected by our competitors and prolonged recession periods.

Our success will be dependent upon implementing our plan of operations and the risks associated with our business plans. We plan to strengthen our position in the pet product market. We also plan to expand our operations in the pet products market, as well as identify possible markets for expansion.

ITEM 18.  DESCRIPTION OF PROPERTY

We do not own any property for the use of administration nor do we have any contracts or options to acquire any property in the future for such use. Presently, we are operating out of offices located at 1900 Main Street, Suite 312, Sarasota, Florida 34236. We occupy approximately 500 square feet. This space is adequate for our present and our planned future operations. We pay approximately $750 per month in rent for use of this space. We have no current plans to occupy other or additional office space.

Investment Policies

We have no policy for investing in real property at this time.

The Company currently has no limitations on the percentage of assets which may be invested in any one investment, or the type of securities or investments it may buy. However, the board of directors in its discretion may set policies without a vote of the Company=s securities holders regarding the percentage of assets which may be invested in any one investment, or type of investment. The Company=s current policy is to evaluate each investment based on its potential capital return to the Company on a relatively short term basis. Furthermore, the Company does not plan to enter into the business of originating, servicing or warehousing mortgages or deeds of trust.

ITEM 19.         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 21, 2003, we issued 1,500,000 shares of convertible preferred stock to our founder, CEO, President, and Chairman of the Board, Mr. Russell F. Haraburda, as a signing bonus for his serving in the foregoing positions. In October 2004, we issued 5,000,000 additional shares of our common stock to Hampton Oaks, a company controlled by Mr. Haraburda, as founder’s shares, and at that time also issued 500,000 more shares to one of Mr. Haraburda’s minor children. The value Mr. Haraburda provided for these shares has been his founding of the company and his continuous service as Chairman of the Board, CEO, and President of the company.

On July 1, 2004, we entered into consulting agreement with Tom Mascara, our current director. Under the terms of that agreement, we issued 7,200,000 shares of our common stock to him, plus we agreed to pay him $15,000 per month, plus reimburse certain documented, business-related expenses such as travel, lodging, and entertainment. The value he has contributed for these shares and payments has included extensive market analysis, preparation of in-depth market binders, drafting of business plans, compiling of at least 200 pages of research on significant asset acquisitions, presentation of at least 6 potential strategic alliances to the company, and recruitment of members for our advisory board.

On November 11, 2004 we entered into a Consulting Services Agreement with Greentree Financial Group, Inc. Under the terms of the agreement, Greentree Financial Group, Inc. has agreed assist us in preparing the forms and supporting information to register our stock with the SEC and advising us on the other steps needed to make our common stock publicly traded.  In exchange for the these services, we have paid Greentree Financial Services Corp., 1,500,000 shares of our common stock and $29,500 for:

•	Assistance with the preparation of our Form SB-2 registration statement;
•	State Blue-Sky compliance;
•	Selection of an independent stock transfer agent; and
•	EDGAR services

            The shares issued were valued at the estimated value for the services received which was $75,000, or $.05 per share.

ITEM 20. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information.

Our common stock is not traded on any exchange. We plan to eventually seek quotation on the over-the-counter Bulletin Board. We cannot guarantee that we will obtain a quotation. Although we plan to obtain a market maker for our securities, our management has not yet discussed market making with any market maker or broker dealer. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed, or if developed, will be sustained.

A shareholder in all likelihood, therefore, will not be able to resell their securities should he or she desire to do so when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. We have no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in any of our securities.

Agreements to Register.

We have agreed to register the shares of the Selling Shareholders identified herein.

Holders.

As of September 29, 2005 there were 67 holders of record of our common stock.

Shares Eligible For Future Sale.
Upon effectiveness of this registration statement, the 11,480,000 shares of common stock offered for sale by our Selling Shareholders, and the 5,000,000 shares of common stock offered herein as a primary offering, will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our "affiliates," which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933.

In general, under Rule 144 as currently in effect, any of our affiliates and any person or persons whose sales are aggregated with our affiliates, who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for two years may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

Further, Rule 144A as currently in effect, in general, permits unlimited resales of restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows our existing stockholders to sell their shares of common stock to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike under Rule 144, restricted securities sold under Rule 144A to non-affiliates do not lose their status as restricted securities.

The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

Dividends.

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors, as the Board of Directors deems relevant.

The 11,480,000 and 5,000,000 shares, respectively, of common stock registered in this offering will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our “affiliates”, which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933.

Dividend Policy.

All shares of common stock are entitled to participate proportionally in dividends if our Board of Directors declares them out of the funds legally available. These dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business. Any future dividends will be declared at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Our Shares are "Penny Stocks" within the Meaning of the Securities Exchange Act of 1934

Our common shares are "penny stocks" within the definition of that term as contained in the Securities Exchange Act of 1934, which generally refers to equity securities with a price of less than $5.00. Our shares will therefore be subject to rules that impose sales practice and disclosure requirements on certain broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $250,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, unless the broker-dealer or the transaction is otherwise exempt, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the Registered Representative and current bid and offer quotations for the securities. In addition a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account, the account’s value and information regarding the limited market in penny stocks. As a result of these regulations, the ability of broker-dealers to sell our stock may affect the ability of Selling Security Holders or other holders to sell their shares in the secondary market. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. These additional sales practice and disclosure requirements could impede the sale of the Company's securities, if our securities become publicly traded. In addition, the liquidity for the Company's securities may be adversely affected, with concomitant adverse affects on the price of the Company's securities. Our shares may someday be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

ITEM 21. EXECUTIVE COMPENSATION

Summary Compensation Table
		Annual Compensation		Long Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options (#)	LTIP Payouts ($)	Other ($)
Russell Haraburda, President	2004	225,000	0	0	500	0	0	0
Russell Haraburda, President	2003	136,233	0	0	30,303 (1)	0	0	0

(1) Represents the value of 1,500,000 shares of convertible preferred stock as signing bonus.

We have entered into an employment agreement with our President and CEO, Russell Haraburda. The material terms of this agreement are that he receives $225,000 per year cash. He also received a signing bonus of 1,500,000 shares of convertible preferred stock in 2003.

We have no standard arrangements to compensate our directors for their services to us.

ITEM 22. FINANCIAL STATEMENTS

Perrella & Associates, P.A.
Certified Public Accountants
__________________________________________________________________________________________________________________________
555 S. Powerline Road
Pompano Beach, Florida 33069-3018
Tele: (954) 979-5353
Fax: (954) 979-6695

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Imagitrend, Inc.

We have audited the accompanying balance sheet of Imagitrend, Inc. (a Development Stage Company) as of December 31, 2004 and the related statements of operations, stockholders' equity, and cash flows for the year ended December 31, 2004 and for the periods May 21, 2003 (date of inception) to December 31, 2004 and 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Imagitrend, Inc. (a Development Stage Company), as of December 31, 2004 and the results of its operations and its cash flows for the year ended December 31, 2004 and for the periods May 21, 2003 (date of inception) to December 31, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.

The Company is in the development stage as of December 31, 2004 and to date has no significant operations. Recovery of the Company’s assets is dependent on future events, the outcome of which is indeterminable.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has suffered recurring losses from operations, has negative working capital and is dependent on developing operations, increasing revenues and obtaining new capital which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Perrella & Associates, P. A.

Pompano Beach, Florida
September 22, 2005

IMAGITREND, INC.
(a Development Stage Company)
Balance Sheet
(Unaudited)
August 31, 2005

ASSETS

CURRENT ASSETS
Cash and Cash Equivalents	$1,802
Prepaid Officer Compensation	33,944
Prepaid Consulting and Business Development	179,600
TOTAL CURRENT ASSETS	215,346

PROPERTY AND EQUIPMENT
Property and Equipment	20,585
Accumulated Depreciation	(7,757)
Net Property and Equipment	12,828

TOTAL ASSETS	$228,174

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable and Accrued Expenses	$16,835
Current Portion of Leases Payable	1,598
TOTAL CURRENT LIABILITIES	18,433

LONG-TERM DEBT
Leases Payable	4,875

STOCKHOLDERS' EQUITY
Convertible Preferred Stock (without par value, 5,000,000 shares
authorized: 1,500,000 issued and outstanding)	30,000
Common Stock ($.001 par value, 95,000,000 shares authorized:
31,575,000 shares issued and outstanding)	31,575
Common Stock to be delivered (1,135,617 shares)	1,136
Additional Paid-in-Capital	1,139,985
Retained Deficit	(997,830)
TOTAL STOCKHOLDERS' EQUITY	204,866

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$228,174

The accompanying notes are an integral part of the financial statements

IMAGITREND, INC.
(a Development Stage Company)
Statements of Operations
(Unaudited)

		From Inception
	Eight months Ended	(May 21, 2003) to
	August 31, 2005	August 31, 2005
SALES
Sales	-	-
Cost of Sales	-	-
Gross Profit

OPERATING EXPENSES
Advertising	1,179	2,269
Automobile	8,675	17,966
Bank Service Charges	545	1,587
Consulting and Business development	120,000	210,000
Consulting Services	(21,300)	20,060
Contributions	500	500
Depreciation	2,364	7,757
Dues and Subscriptions	1,160	2,355
Filing Fees	385	385
Insurance	613	3,346
Investment Costs	-	50,000
Office	6,112	11,003
Postage and Delivery	1,270	2,341
Professional Fees	30,153	30,153
Rent	6,563	11,989
Repairs and Maintenance	1,619	1,619
Officer Compensation	150,000	511,233
Stock Compensation	333	31,136
Subcontract Labor	24,426	42,552
Telephone	7,208	15,117
Travel and Entertainment	17,946	17,964
TOTAL EXPENSES	359,751	991,332

OPERATING LOSS	(359,751)	(991,332)

OTHER EXPENSE
Interest Expense	(2,532)	(6,498)

NET LOSS	$(362,283)	$(997,830)

Net Loss Per Common Share
Basic and Diluted	$(0.01)	$(0.04)

Weighted Average Common
Shares Outstanding	39,840,000	26,560,000

The accompanying notes are an integral part of the financial statements

IMAGITREND, INC.
(a Development Stage Company)
Statement of Cash Flows (Unaudited)

		From Inception
	Eight months ended	(May 21, 2003) to
	August 31, 2005	August 31, 2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(362,283)	$(997,830)
Adjustments to reconcile net loss to net
cash used in operating activities:
Depreciation	2,364	7,757
Noncash compensation and consulting expenses (reversed)	(20,967)	51,196

(Increase) decrease in operating assets:
Subscription receivable	35,000	35,000
Prepaid officer compensation	(33,944)	(33,944)
Prepaid Consulting and Business Development	(62,500)	(179,600)
Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses	(61,333)	16,835

NET CASH PROVIDED BY (USED) IN OPERATING ACTIVITIES	(503,663)	(1,100,586)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	-	(20,585)

NET CASH USED IN INVESTING ACTIVITIES	-	(20,585)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sales of common stock	477,000	1,151,500
Subscription receivable	-	(35,000)
Borrowings on leases payable	-	7,819
Repayments of leases payable	(140)	(1,346)

NET CASH PROVIDED BY FINANCING ACTIVITIES	476,860	1,122,973

NET INCREASE IN CASH AND
CASH EQUIVALENTS	(26,803)	1,802

CASH AND CASH EQUIVALENTS:
Beginning of period	28,605	-

End of period	$1,802	$1,802

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for interest	$3,855	$7,821

SUPPLEMENTAL DISCLOSURES OF NONCASH ACTIVITIES:
Issuances of common stock in exchange for services	$-	$41,360
Cancellation of common stock, expense reversed	$(21,300)	$(21,300)
Issuance of common stock for compensation	$333	$1,136
Issuance of preferred stock for compensation	$-	$30,000

The accompanying notes are an integral part of the financial statements

IMAGITREND, INC.
Notes to Unaudited Financial Statements
For the Periods Ended December 31, 2004 and from Inception (May21, 2003) to December 31, 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. These financial statements should be read in conjunction with the financial statements and notes for the year ended December 31, 2004 appearing in the Company's annual report on Form 10-KSB as filed with the Securities and Exchange Commission.

In the opinion of management, the unaudited financial statements contain all adjustments consisting only of normal recurring accruals considered necessary to present fairly the Company's financial position at August 31, 2005, the results of operations and cash flows for the eight months ended August 31, 2005. The results for the period ended August 31, 2005, are not necessarily indicative of the results to be expected for the entire fiscal year ending December 31, 2005.

Business Activity - Imagitrend, Inc. (the “Company”) was organized under the laws of the State of Florida on May 21, 2003 as a management company. During 2005, the Company refined its business plan and is primarily in the pet and consumer product business. Operations are conducted in Sarasota, Florida.

The Company is currently in a development stage and is in the process of raising additional capital through private placements. There is no assurance that once the Company enters into the pet and consumer product business that the Company will achieve a profitable level of operations.

Cash and Cash Equivalents - For purposes of the Statements of Cash Flows, the Company considers liquid investments with an original maturity of three months or less to be cash equivalents.

Management’s Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable - The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated credit risk by performing credit checks and actively pursuing past due accounts.

Property and Equipment - Property and equipment are recorded at cost and include expenditures that substantially increase the productive lives of the existing assets. Maintenance and repair costs are expensed as incurred. Depreciation is provided using the straight-line method. Depreciation of property and equipment is calculated over the management prescribed recovery periods, which range from 5 to 7 years. Depreciation expense is $3,214 for 2004 and $2,179 for 2003.

When a fixed asset is disposed of, its cost and related accumulated depreciation are removed from the accounts. The difference between undepreciated cost and proceeds from disposition is recorded as a gain or loss.

Revenue Recognition - Revenue is recognized when persuasive evidence of a sale arrangement exists, goods are shipped and delivery has occurred such that title and risk of loss have passed to buyer or services have been rendered, provided collection of the resulting receivable is probable. If any material contingencies are present, revenue recognition is delayed until all material contingencies are eliminated.

IMAGITREND, INC.
Notes to Unaudited Financial Statements
For the Periods Ended December 31, 2004 and from Inception (May21, 2003) to December 31, 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Long-Lived Assets -The Company evaluates the recoverability of its property and equipment and other assets in accordance with Statement of Financial Accounting Standards No.144, “Accounting for the Impairment or Disposal of Long-Lived Assets”(“SFAS 144”). SFAS 144 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the estimated future undiscounted cash flows attributable to such assets or the business to which such assets relate. SFAS 144 excludes goodwill and intangible assets. When an asset exceeds its expected cash flows, it is considered to be impaired and is written down to fair value, which is determined based on either discounted future cash flows or appraised values. The provisions of SFAS 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001. The Company adopted the statement for the period ending December 31, 2003. No impairments were recognized during the years ended December 31, 2003 and 2004.

Fair Value of Financial Instruments - Accounting principles generally accepted in the United States require that fair values be disclosed for the Company’s financial instruments. The carrying amounts of the Company’s financial instruments, which include cash and cash equivalents, current liabilities and debt obligations, are considered to be representative of their respective fair values.

Income Taxes
The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“Statement 109”). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on defer tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or the entire deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Advertising Costs - Advertising costs are expensed as incurred. The Company does not incur any direct-response advertising costs. Advertising expense is $1,090 for 2004 and $0 for 2003.

IMAGITREND, INC.
Notes to Unaudited Financial Statements
For the Periods Ended December 31, 2004 and from Inception (May21, 2003) to December 31, 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Net Loss Per Share - In accordance with accounting principles generally accepted in the United States, basic and diluted net loss per share has been computed using the weighted-average number of shares of common stock outstanding during the respective periods (excluding shares that are not yet issued). The effect of stock options, warrants and convertible preferred stock is antidilutive for all periods presented.

Risk and Uncertainties - The Company is subject to risks common to companies in the manufacturing industry, including, but not limited to, litigation, product liability, development of new technological innovations, dependence on key personnel and protections of proprietary technology.

Recent Accounting Pronouncements
In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46, (“FIN 46’) “Consolidation of Variable Interest Entities” which changes the criteria by which one company includes another entity in its consolidated financial statements. FIN 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003, and apply in the first fiscal period beginning after June 15, 2003, for variable interest entities created prior to February 1, 2003. The implementation of the pronouncement did not have a material effect on our financial condition and cash flows.

In May 2003, the FASE issued Statement of Financial Accounting Standard (“SFAS”) No. 150, ‘Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity’. The SFAS No.150 improves the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity and requires that those instruments be classified as liabilities in statements of financial position. In addition to its requirements for the classification and measurement of financial instruments in its scope, SFAS No. 150 also requires disclosures about alternative ways of settling the instruments and the capital structure of entities, all of whose shares are mandatorily redeemable. Most of the guidance in SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after September 15, 2003. The implementation of the pronouncement did not have a material effect on our financial condition and cash flows.

In December 2003, the issued Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition,” rescinded the accounting guidance contained in SAB No. 101, “Revenue Recognition in Financial Statements,” and incorporated the body of previously issued guidance related to multiple-element revenue arrangements. The Company’s adoption of SAB No. 104 did not have any impact on its financial statements.

IMAGITREND, INC.
Notes to Unaudited Financial Statements
For the Periods Ended December 31, 2004 and from Inception (May21, 2003) to December 31, 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (continued)
In March 2004, the FASB ratified EITF Issue No. 03-1, “The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments” (“EITF 03-1”), but delayed the recognition and measurement provisions of EITF 03-1 in September 2004. For reporting periods beginning after June 15, 2004, only the disclosure requirements for available-for-sale securities and cost method investments are required. The Company’s adoption of the requirements did not have a significant impact on the Company’s disclosures.

In July 2004, the FASB issued EITF Issue No. 02-14, “Whether an Investor Should Apply the Equity Method of Accounting to Investments Other than Common Stock” (“EITF 02-14”). EITF 02-14 requires application of the equity method of accounting when an investor is able to exert significant influence over operating and financial policies of an investee through ownership of common stock or in-substance common stock. EITF 02-14 is effective for reporting periods beginning after September 15, 2004. The adoption of EITF 02-14 will not have a significant impact on the Company’s financial statements.

On December 16, 2004, the FASB issued Statement No. 123R, “Share-Based Payment” which requires companies to record compensation expense for stock options issued to employees at an amount determined by the fair value of the options. SFAS No. 123R is effective for interim or annual periods beginning after June 15, 2005. As such, effective with the Company’s first fiscal quarter of 2006, SFAS No. 123R will eliminate the Company’s ability to account for stock options using the method permitted under APB 25 and instead require us to recognize compensation expense should the Company issue options to its employees or non-employee directors. The Company is in the process of evaluating the impact adoption of SFAS No. 123R will have on the financial statements.

Business Segments
The Company operates in one segment and therefore segment disclosure is not presented. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated on a regular basis by the chief operating decision maker, or decision making group, in deciding how to allocate resources to an individual segment and in assessing the performance of the segment.

IMAGITREND, INC.
Notes to Unaudited Financial Statements
For the Periods Ended December 31, 2004 and from Inception (May21, 2003) to December 31, 2004

NOTE B - GOING CONCERN

As shown in the accompanying financial statements, the Company has suffered recurring losses from operations, has negative working capital and is in the development stage that raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on developing operations, increasing revenues and obtaining new capital. Management has enacted the following plan to address these issues: (1) obtain funding from new investors to alleviate the Company's capital deficiency and (2) increase revenues through the sales of pet and consumer products.

NOTE C - LEASES PAYABLE, EQUIPMENT

Leases payable for certain equipment at December 31, 2004 include several capitalized lease obligations for a total of $6,613 with monthly installments of $234 including interest from 17% to 24% with final payment in 2008. Original capitalized cost is $7,819. Future minimum lease payments under capital lease obligations at December 31, 2004 are:
Year ending December 31, 2004
2005	$3,093
2006	2,804
2007	2,476
2008	401
8,774
Less amount representing interest	2,161
$6,613

NOTE D - OPERATING FACILITY LEASE

The Company leases its office facility located in Sarasota Florida, under an operating lease agreement that ends May 1, 2006 that requires monthly rental payments of $757 plus applicable sales taxes. The amount charged to rent expense is $5,426 in 2004 and $0 in 2003 as the Company’s obligation began in May 2004. The lease may continue on a month to month basis subsequent to the initial lease term.

NOTE E - EQUITY

During the year ended December 31, 2004, the Company issued 48,025,000 shares of common stock in exchange for cash and services and 80,000 shares, as approved in 2003 (see below), for a total of 48,105,000 shares of its common stock as follows. During 2004, the Company issued 6,665,000 shares to several unrelated investors and received cash proceeds of $666,500. The Company issued 41,360,000 shares in exchange for services provided and recorded $41,360 in consulting services, as the fair market value on the date of issue.

IMAGITREND, INC.
Notes to Unaudited Financial Statements
For the Periods Ended December 31, 2004 and from Inception (May21, 2003) to December 31, 2004

NOTE E - EQUITY (continued)

During the year ended December 31, 2003, the Company issued 80,000 shares to an unrelated investor under a private placement offering and received cash proceeds of $8,000.

Pursuant to an Employment Agreement (See Note I), the Company authorized, but has not yet issued, 500,000 and 302,740 shares of common stock to the Company’s President and CEO for 2004 and 2003 respectively.

On May 21, 2003, 1,500,000 shares of Series A preferred stock were issued as a signing bonus to Company’s President and CEO. Compensation expense of $30,000 was expensed at the fair market value on the date of the compensation agreement. Preferred stock is convertible to common stock at a 20 for 1 conversion rate at the option of the stockholder.

NOTE F - INCOME TAXES

The Company has approximately $661,000 of federal and state net operating losses that expire in various years through the year 2024.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for federal and state income tax purposes.

The Company’s deferred tax asset at December 31, 2004 consists of net operating loss carry forwards calculated using federal and state effective tax rates. Because of the Company’s lack of earnings history, the deferred tax asset has been fully offset by a valuation allowance. The valuation allowance increased by approximately $169,000 for the year ended December 31, 2004.

The Company’s net deferred tax asset as of December 31, 2004 is as follows:
Net operating loss carryforwards                        $ 661,000
Valuation allowance     (661,000)
Net deferred tax asset               $     --
                                                ========
The reconciliation of income taxes computed at the federal statutory income tax rate to total income taxes for the years ended December 31, 2004 and 2003 is as follows:
2004  2003
Income tax computed at the federal statutory rate            34%   34%
State income taxes, net of federal tax benefit    4%   4%
Valuation allowance                                                       (38%)        (38%)
Total deferred tax asset       0%   0%

IMAGITREND, INC.
Notes to Unaudited Financial Statements
For the Periods Ended December 31, 2004 and from Inception (May21, 2003) to December 31, 2004

NOTE G - RELATED PARTY TRANSACTIONS

On May 24, 2003, the Company entered into a five year renewable employment agreement with its chief executive officer and president (“Officer”). The agreement provides for compensation to the Officer beginning in 2003 with annual renewals at the sole discretion of the Company, for an incentive bonus based on, among other items, the Officer’s productivity and the profitability of the Company and for other normal benefits. For 2004 and 2003, Officer’s compensation under the terms of the agreement is $225,000 and 500,000 shares of the Company’s common stock and $136,233 salary and 302,740 shares of the Company’s common stock respectively. The 802,740 shares authorized during 2004 and 2003 were recorded at the fair market value of the shares on the date of authorization and have not been issued. At December 31, 2004, $46,435 Officer’s compensation remained unpaid and is recorded as an accrued expense.

In Addition, the Company entered into a consulting contract with a shareholder and director (See Note H).

NOTE H - COMMITMENTS

On July 1, 2004, the Company entered into a consulting agreement to develop a comprehensive business development plan (marketing, alliances, and asset acquisition) with Tom Mascara (“Consultant”), a Company shareholder. The term of the agreement is for the term of the project, with an estimated project completion date of July 1, 2006 and the Consultant shall be entitled to receive $15,000 per month during the term of the agreement. The Company has the right to terminate the agreement, without cause, upon delivery of written notice to the Consultant. The Consultant has the right to terminate the agreement, without cause, with seven days written notice to the Company. Under terms of the agreement, $90,000 is expensed in 2004 and $117,100 is recorded as prepaid consulting and business development at December 31, 2004 in these financial statements.

NOTE I - SUBSEQUENT EVENTS

In January through August 2005, the Company sold 4,770,000 shares of common stock to several unrelated investors under a private placement offering at $.10 per share, and received cash proceeds of $477,000.

In March through August 2005, the Company cancelled and retired 21,300,000 shares of common stock issued in 2004 to founders and consultants. The shares were issued at par or the fair value of the services rendered and were recorded at $21,300 consulting expense in 2004 and reversed in 2005.

Perrella & Associates, P.A.

                                                                                                                                                                                                         Certified Public Accountants
555 S. Powerline Road
Pompano Beach, Florida 33069-3018
Tele: (954) 979-5353
Fax: (954) 979-6695

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Imagitrend, Inc.

We have audited the accompanying balance sheet of Imagitrend, Inc. (a Development Stage Company) as of December 31, 2004 and the related statements of operations, stockholders' equity, and cash flows for the year ended December 31, 2004 and for the periods May 21, 2003 (date of inception) to December 31, 2004 and 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Imagitrend, Inc. (a Development Stage Company), as of December 31, 2004 and the results of its operations and its cash flows for the year ended December 31, 2004 and for the periods May 21, 2003 (date of inception) to December 31, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.

The Company is in the development stage as of December 31, 2004 and to date has no significant operations. Recovery of the Company’s assets is dependent on future events, the outcome of which is indeterminable.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has suffered recurring losses from operations, has negative working capital and is dependent on developing operations, increasing revenues and obtaining new capital which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Perrella & Associates, P. A.

Pompano Beach, Florida
September 22, 2005

IMAGITREND, INC.
(a Development Stage Company)
Balance Sheet
December 31, 2004

2004
ASSETS

CURRENT ASSETS
Cash and Cash Equivalents	$28,605
Subscription Receivable	35,000
Prepaid Consulting and Business Development	117,100
TOTAL CURRENT ASSETS	180,705

PROPERTY AND EQUIPMENT
Furniture and Equipment	20,585
Accumulated Depreciation	(5,393)
Net Property and Equipment	15,192

TOTAL ASSETS	$195,897

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable and Accrued Expenses	$78,168
Current Portion of Leases Payable	1,968
TOTAL CURRENT LIABILITIES	80,136

LONG-TERM DEBT
Leases Payable	4,645

STOCKHOLDERS' EQUITY
Preferred Stock (without par value, 5,000,000 authorized:
1,500,000 issued and outstanding)	30,000
Common Stock ($.001 par value, 95,000,000 shares authorized:
48,105,000 shares issued and outstanding)	48,105
Common Stock to be delivered (802,740 shares)	803
Additional Paid-in-Capital	667,755
Retained Deficit	(635,547)
TOTAL STOCKHOLDERS' EQUITY	111,116

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$195,897

The accompanying notes are an integral part of the financial statements

IMAGITREND, INC.
(a Development Stage Company)
Statement of Operations

		From Inception	From Inception
	Year Ended	(May 21, 2003) to	(May 21, 2003) to
	December 31, 2004	December 31, 2003	December 31, 2004
REVENUES AND COST OF SALES:
Sales	$-	$-	$-
Cost of Sales	-	-	-
Gross Profit	-	-	-

OPERATING EXPENSES:
Advertising	1,090	-	1,090
Automobile Expense	9,291	-	9,291
Bank Service Charges	981	61	1,042
Consulting and Business Development	90,000	-	90,000
Consulting Services	41,360	-	41,360
Depreciation	3,214	2,179	5,393
Dues and Subscriptions	1,195	-	1,195
Insurance	2,733	-	2,733
Investment Costs	50,000	-	50,000
Office Expenses	4,542	349	4,891
Postage and Delivery	1,071	-	1,071
Rent	5,426	-	5,426
Officer Compensation	225,000	136,233	361,233
Stock Compensation	500	30,303	30,803
Subcontract Labor	18,126	-	18,126
Telephone	7,909	-	7,909
Travel and Entertainment	18	-	18
TOTAL EXPENSES	462,456	169,125	631,581

OPERATING LOSS	(462,456)	(169,125)	(631,581)

OTHER EXPENSE:
Interest Expense	(3,855)	(111)	(3,966)
TOTAL OTHER EXPENSE	(3,855)	(111)	(3,966)

LOSS BEFORE TAXES	(466,311)	(169,236)	(635,547)

INCOME TAX BENEFIT	-	-	-

NET LOSS	$(466,311)	$(169,236)	$(635,547)

Net Loss Per Common Share:
Basic and Diluted	$(0.02)	$(4.23)	$(0.04)

Weighted Average Common Shares	24,092,500	40,000	15,231,000

The accompanying notes are an integral part of the financial statements

IMAGITREND, INC.
(a Development Stage Company)
Statement of Stockholders' Equity
From May 21, 2003 (date of inception) to December 31, 2004

	Preferred Stock, no Par		Common Stock, $.001 Par		Additional
	Series A				Paid-in	Retained
	Shares	Amount	Shares	Amount	Capital	(Deficit)	Total

Balances, May 21, 2003 (date of inception)	-	$-	-	$-	$-	$-	$-

Preferred stock issued	1,500,000	30,000	-	-	-	-	30,000

Common stock sold	-	-	80,000	80	7,920	-	8,000

Common stock to be issued for compensation	-	-	302,740	303	-	-	303

Net loss	-	-	-	-	-	(169,236)	(169,236)

Balances, December 31, 2003	1,500,000	30,000	382,740	383	7,920	(169,236)	(130,933)

Common stock sold	-	-	6,665,000	6,665	659,835	-	666,500

Common stock issued in exchange for services	-	-	41,360,000	41,360	-	-	41,360

Common stock to be issued for compensation	-	-	500,000	500	-	-	500

Net loss	-	-	-	-	-	(466,311)	(466,311)

Balances, December 31, 2004	1,500,000	$30,000	48,907,740	$48,908	$667,755	$(635,547)	$111,116

The accompanying notes are an integral part of the financial statements

IMAGITREND, INC.
(a Development Stage Company)
Statements of Cash Flows

		From Inception	From Inception
	Year Ended	(May 21, 2003)	(May 21, 2003)
	December 31,	to December 31,	to December 31,
	2004	2003	2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(466,311)	$(169,236)	$(635,547)
Adjustments to reconcile net loss to net
cash used in operating activities:
Depreciation	3,214	2,179	5,393
Noncash compensation and consulting expenses	41,860	30,303	72,163

(Increase) decrease in operating assets:	-	-	-
Prepaid Consulting and Business Development	(117,100)	-	(117,100)
Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses	(60,629)	138,797	78,168

NET CASH PROVIDED BY (USED) IN OPERATING ACTIVITIES	(598,966)	2,043	(596,923)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(3,209)	(17,376)	(20,585)

NET CASH USED IN INVESTING ACTIVITIES	(3,209)	(17,376)	(20,585)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sales of common stock	666,500	8,000	674,500
Subscription receivable	(35,000)	-	(35,000)
Borrowings on leases payable	-	7,819	7,819
Repayments of leases payable	(1,170)	(36)	(1,206)

NET CASH PROVIDED BY FINANCING ACTIVITIES	630,330	15,783	646,113

NET INCREASE IN CASH AND
CASH EQUIVALENTS	28,155	450	28,605

CASH AND CASH EQUIVALENTS:
Beginning of period	450	-	-

End of period	$28,605	$450	$28,605

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for interest	$3,855	$111	$3,966

SUPPLEMENTAL DISCLOSURES OF NONCASH ACTIVITIES:
Issuances of common stock in exchange for services	$41,360	$-	$41,360
Issuance of common stock for compensation	$500	$303	$803
Issuance of preferred stock for compensation	$-	$30,000	$30,000

The accompanying notes are an integral part of the financial statements

IMAGITREND, INC.
Notes to Financial Statements
For the Periods Ended December 31, 2004 and from Inception (May21, 2003) to December 31, 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity - Imagitrend, Inc. (the “Company”) was organized under the laws of the State of Florida on May 21, 2003 as a management company. During 2005, the Company refined its business plan and is primarily in the pet and consumer product business. Operations are conducted in Sarasota, Florida.

The Company is currently in a development stage and is in the process of raising additional capital through private placements. There is no assurance that once the Company enters into the pet and consumer product business that the Company will achieve a profitable level of operations.

Cash and Cash Equivalents - For purposes of the Statements of Cash Flows, the Company considers liquid investments with an original maturity of three months or less to be cash equivalents.

Management’s Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable - The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated credit risk by performing credit checks and actively pursuing past due accounts.

Property and Equipment - Property and equipment are recorded at cost and include expenditures that substantially increase the productive lives of the existing assets. Maintenance and repair costs are expensed as incurred. Depreciation is provided using the straight-line method. Depreciation of property and equipment is calculated over the management prescribed recovery periods, which range from 5 to 7 years. Depreciation expense is $3,214 for 2004 and $2,179 for 2003.

When a fixed asset is disposed of, its cost and related accumulated depreciation are removed from the accounts. The difference between undepreciated cost and proceeds from disposition is recorded as a gain or loss.

Revenue Recognition - Revenue is recognized when persuasive evidence of a sale arrangement exists, goods are shipped and delivery has occurred such that title and risk of loss have passed to buyer or services have been rendered, provided collection of the resulting receivable is probable. If any material contingencies are present, revenue recognition is delayed until all material contingencies are eliminated.

IMAGITREND, INC.
Notes to Financial Statements
For the Periods Ended December 31, 2004 and from Inception (May21, 2003) to December 31, 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Long-Lived Assets -The Company evaluates the recoverability of its property and equipment and other assets in accordance with Statement of Financial Accounting Standards No.144, “Accounting for the Impairment or Disposal of Long-Lived Assets”(“SFAS 144”). SFAS 144 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the estimated future undiscounted cash flows attributable to such assets or the business to which such assets relate. SFAS 144 excludes goodwill and intangible assets. When an asset exceeds its expected cash flows, it is considered to be impaired and is written down to fair value, which is determined based on either discounted future cash flows or appraised values. The provisions of SFAS 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001. The Company adopted the statement for the period ending December 31, 2003. No impairments were recognized during the years ended December 31, 2003 and 2004.

Fair Value of Financial Instruments - Accounting principles generally accepted in the United States require that fair values be disclosed for the Company’s financial instruments. The carrying amounts of the Company’s financial instruments, which include cash and cash equivalents, current liabilities and debt obligations, are considered to be representative of their respective fair values.

Income Taxes
The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“Statement 109”). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on defer tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or the entire deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Advertising Costs - Advertising costs are expensed as incurred. The Company does not incur any direct-response advertising costs. Advertising expense is $1,090 for 2004 and $0 for 2003.

IMAGITREND, INC.
Notes to Financial Statements
For the Periods Ended December 31, 2004 and from Inception (May21, 2003) to December 31, 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Net Loss Per Share - In accordance with accounting principles generally accepted in the United States, basic and diluted net loss per share has been computed using the weighted-average number of shares of common stock outstanding during the respective periods (excluding shares that are not yet issued). The effect of stock options, warrants and convertible preferred stock is antidilutive for all periods presented.

Risk and Uncertainties - The Company is subject to risks common to companies in the manufacturing industry, including, but not limited to, litigation, product liability, development of new technological innovations, dependence on key personnel and protections of proprietary technology.

Recent Accounting Pronouncements
In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46, (“FIN 46’) “Consolidation of Variable Interest Entities” which changes the criteria by which one company includes another entity in its consolidated financial statements. FIN 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003, and apply in the first fiscal period beginning after June 15, 2003, for variable interest entities created prior to February 1, 2003. The implementation of the pronouncement did not have a material effect on our financial condition and cash flows.

In May 2003, the FASE issued Statement of Financial Accounting Standard (“SFAS”) No. 150, ‘Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity’. The SFAS No.150 improves the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity and requires that those instruments be classified as liabilities in statements of financial position. In addition to its requirements for the classification and measurement of financial instruments in its scope, SFAS No. 150 also requires disclosures about alternative ways of settling the instruments and the capital structure of entities, all of whose shares are mandatorily redeemable. Most of the guidance in SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after September 15, 2003. The implementation of the pronouncement did not have a material effect on our financial condition and cash flows.

In December 2003, the issued Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition,” rescinded the accounting guidance contained in SAB No. 101, “Revenue Recognition in Financial Statements,” and incorporated the body of previously issued guidance related to multiple-element revenue arrangements. The Company’s adoption of SAB No. 104 did not have any impact on its financial statements.

IMAGITREND, INC.
Notes to Financial Statements
For the Periods Ended December 31, 2004 and from Inception (May21, 2003) to December 31, 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (continued)
In March 2004, the FASB ratified EITF Issue No. 03-1, “The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments” (“EITF 03-1”), but delayed the recognition and measurement provisions of EITF 03-1 in September 2004. For reporting periods beginning after June 15, 2004, only the disclosure requirements for available-for-sale securities and cost method investments are required. The Company’s adoption of the requirements did not have a significant impact on the Company’s disclosures.

In July 2004, the FASB issued EITF Issue No. 02-14, “Whether an Investor Should Apply the Equity Method of Accounting to Investments Other than Common Stock” (“EITF 02-14”). EITF 02-14 requires application of the equity method of accounting when an investor is able to exert significant influence over operating and financial policies of an investee through ownership of common stock or in-substance common stock. EITF 02-14 is effective for reporting periods beginning after September 15, 2004. The adoption of EITF 02-14 will not have a significant impact on the Company’s financial statements.

On December 16, 2004, the FASB issued Statement No. 123R, “Share-Based Payment” which requires companies to record compensation expense for stock options issued to employees at an amount determined by the fair value of the options. SFAS No. 123R is effective for interim or annual periods beginning after June 15, 2005. As such, effective with the Company’s first fiscal quarter of 2006, SFAS No. 123R will eliminate the Company’s ability to account for stock options using the method permitted under APB 25 and instead require us to recognize compensation expense should the Company issue options to its employees or non-employee directors. The Company is in the process of evaluating the impact adoption of SFAS No. 123R will have on the financial statements.

Business Segments
The Company operates in one segment and therefore segment disclosure is not presented. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated on a regular basis by the chief operating decision maker, or decision making group, in deciding how to allocate resources to an individual segment and in assessing the performance of the segment.

IMAGITREND, INC.
Notes to Financial Statements
For the Periods Ended December 31, 2004 and from Inception (May21, 2003) to December 31, 2004

NOTE B - GOING CONCERN

As shown in the accompanying financial statements, the Company has suffered recurring losses from operations, has negative working capital and is in the development stage that raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on developing operations, increasing revenues and obtaining new capital. Management has enacted the following plan to address these issues: (1) obtain funding from new investors to alleviate the Company's capital deficiency and (2) increase revenues through the sales of pet and consumer products.

NOTE C - LEASES PAYABLE, EQUIPMENT

Leases payable for certain equipment at December 31, 2004 include several capitalized lease obligations for a total of $6,613 with monthly installments of $234 including interest from 17% to 24% with final payment in 2008. Original capitalized cost is $7,819. Future minimum lease payments under capital lease obligations at December 31, 2004 are:

Year ending December 31, 2004
2005	$3,093
2006	2,804
2007	2,476
2008	401
8,774
Less amount representing interest	2,161
$6,613

NOTE D - OPERATING FACILITY LEASE

The Company leases its office facility located in Sarasota Florida, under an operating lease agreement that ends May 1, 2006 that requires monthly rental payments of $757 plus applicable sales taxes. The amount charged to rent expense is $5,426 in 2004 and $0 in 2003 as the Company’s obligation began in May 2004. The lease may continue on a month to month basis subsequent to the initial lease term.

NOTE E - EQUITY

During the year ended December 31, 2004, the Company issued 48,025,000 shares of common stock in exchange for cash and services and 80,000 shares, as approved in 2003 (see below), for a total of 48,105,000 shares of its common stock as follows. During 2004, the Company issued 6,665,000 shares to several unrelated investors and received cash proceeds of $666,500. The Company issued 41,360,000 shares in exchange for services provided and recorded $41,360 in consulting services, as the fair market value on the date of issue.

IMAGITREND, INC.
Notes to Financial Statements
For the Periods Ended December 31, 2004 and from Inception (May21, 2003) to December 31, 2004

NOTE E - EQUITY (continued)

During the year ended December 31, 2003, the Company issued 80,000 shares to an unrelated investor under a private placement offering and received cash proceeds of $8,000.

Pursuant to an Employment Agreement (See Note I), the Company authorized, but has not yet issued, 500,000 and 302,740 shares of common stock to the Company’s President and CEO for 2004 and 2003 respectively.

On May 21, 2003, 1,500,000 shares of Series A preferred stock were issued as a signing bonus to Company’s President and CEO. Compensation expense of $30,000 was expensed at the fair market value on the date of the compensation agreement. Preferred stock is convertible to common stock at a 20 for 1 conversion rate at the option of the stockholder.

NOTE F - INCOME TAXES

The Company has approximately $661,000 of federal and state net operating losses that expire in various years through the year 2024.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for federal and state income tax purposes.

The Company’s deferred tax asset at December 31, 2004 consists of net operating loss carry forwards calculated using federal and state effective tax rates. Because of the Company’s lack of earnings history, the deferred tax asset has been fully offset by a valuation allowance. The valuation allowance increased by approximately $169,000 for the year ended December 31, 2004.

The Company’s net deferred tax asset as of December 31, 2004 is as follows:

Net operating loss carryforwards   $ 661,000
Valuation allowance                             (661,000)
Net deferred tax asset            $     --
                                             ========
The reconciliation of income taxes computed at the federal statutory income tax rate to total income taxes for the years ended December 31, 2004 and 2003 is as follows:
2004  2003
Income tax computed at the federal statutory rate           34%   34%
State income taxes, net of federal tax benefit                   4%             4%
Valuation allowance      (38%)  (38%)
Total deferred tax asset                                                 0%               0%

IMAGITREND, INC.
Notes to Financial Statements
For the Periods Ended December 31, 2004 and from Inception (May21, 2003) to December 31, 2004

NOTE G - RELATED PARTY TRANSACTIONS

On May 24, 2003, the Company entered into a five year renewable employment agreement with its chief executive officer and president (“Officer”). The agreement provides for compensation to the Officer beginning in 2003 with annual renewals at the sole discretion of the Company, for an incentive bonus based on, among other items, the Officer’s productivity and the profitability of the Company and for other normal benefits. For 2004 and 2003, Officer’s compensation under the terms of the agreement is $225,000 and 500,000 shares of the Company’s common stock and $136,233 salary and 302,740 shares of the Company’s common stock respectively. The 802,740 shares authorized during 2004 and 2003 were recorded at the fair market value of the shares on the date of authorization and have not been issued. At December 31, 2004, $46,435 Officer’s compensation remained unpaid and is recorded as an accrued expense.

In Addition, the Company entered into a consulting contract with a shareholder and director (See Note H).

NOTE H - COMMITMENTS

On July 1, 2004, the Company entered into a consulting agreement to develop a comprehensive business development plan (marketing, alliances, and asset acquisition) with Tom Mascara (“Consultant”), a Company shareholder. The term of the agreement is for the term of the project, with an estimated project completion date of July 1, 2006 and the Consultant shall be entitled to receive $15,000 per month during the term of the agreement. The Company has the right to terminate the agreement, without cause, upon delivery of written notice to the Consultant. The Consultant has the right to terminate the agreement, without cause, with seven days written notice to the Company. Under terms of the agreement, $90,000 is expensed in 2004 and $117,100 is recorded as prepaid consulting and business development at December 31, 2004 in these financial statements.

NOTE I - SUBSEQUENT EVENTS

In January through August 2005, the Company sold 4,770,000 shares of common stock to several unrelated investors under a private placement offering at $.10 per share, and received cash proceeds of $477,000.

In March through August 2005, the Company cancelled and retired 21,300,000 shares of common stock issued in 2004 to founders and consultants. The shares were issued at par or the fair value of the services rendered and were recorded at $21,300 consulting expense in 2004 and reversed in 2005.

ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The accounting firm of Perrella & Associates, P.A., Certified Public Accountants audited our financial statements for the years ended December 31, 2003 and 2004. We have never had any changes in or disagreements with our accountants.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ninety days after the effectiveness of the registration statement of which this prospectus is a part, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our bylaws provide for indemnification of each person (including the heirs, executors, administrators, or estate of such person) who is or was director and officer of the corporation to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorneys’ fees, arising out of his or her status as a director, officer, agent, employee or representative. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled. The corporation may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs, and expenses, whether or not the corporation would have the legal power to indemnify them directly against such liability.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our Corporation in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. These estimated expenses have been paid and we do not expect any material additional expenses as the result if this offering. Selling Security Holders will pay no offering expenses.

ITEM	EXPENSE
SEC Registration Fee	$ 200
Legal Fees and Expenses	$ 11,000
Accounting Fees and Expenses	$ 11,000
Transfer Agent Fees	$ 1,400
Blue Sky Fees	$ 5,000
Miscellaneous*	$ 1,400
=============================================
Total*	$ 30,000

* Estimated Figure

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

On May 21, 2003, we issued 1,500,000 shares of our convertible preferred stock to our founder, CEO, president and director Russell Haraburda as a signing bonus under his employment agreement. We relied on the exemption provided in Section 4(6) of the Securities Act of 1933, as amended. This exemption is based on the fact that Mr. Haraburda was an accredited investor as defined in Rule 501(a)(4) promulgated under the Securities Act, by virtue of his being a director of the Company.

On October 18, 2004, we issued 17,655,000 shares of common stock to 22 individuals pursuant to a private placement agreement. Each investor paid $.10 per share, cash, except James Boscia (1,250,000 shares), Fulton Partners, LC (2,200,000 shares), and John Dalusio (2,500,00 shares) who received their shares for services in founding the company, and Braxton Jones (250,000 shares), who received his shares for services as CFO. We relied on the exemption provided in Section 4(6) of the Securities Act of 1933, as amended. This exemption is based on the fact that all of the individuals were accredited investors as defined in Rule 501(a) promulgated under the Securities Act, by virtue of their written representations and warranties that they possessed the requisite level of net worth and/or income.

On November 9, 2004, we issued 500,000 shares of common stock to 2 individuals pursuant to a private placement agreement. Each investor paid $.10 per share. We relied on the exemption provided in Section 4(6) of the Securities Act of 1933, as amended. This exemption is based on the fact that all of the individuals were accredited investors as defined in Rule 501(a) promulgated under the Securities Act, by virtue of their written representations and warranties that they possessed the requisite level of net worth and/or income.

On November 11, 2004, we entered into a Consulting Services Agreement with Greentree Financial Group, Inc. Under the terms of the agreement, Greentree Financial Group, Inc. has agreed to use its best efforts to assist us in registering our stock and having our common stock publicly traded. In exchange for the following services, we have agreed to pay Greentree Financial Services Corp., 1,500,000 shares of our common stock and $29,500 for: (i) assistance with the preparation of our Form SB-2 registration statement; (ii) state Blue-Sky compliance; (iii) selection of an independent stock transfer agent; and (iv) EDGAR services. The shares issued were valued at the estimated value for the services received which was $75,000, or $.05 per share. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

On January 31, 2005, we issued 2,800,000 shares of common stock to 17 individuals pursuant to a private placement agreement. Each investor paid $.10 per share. We relied on the exemption provided in Section 4(6) of the Securities Act of 1933, as amended. This exemption is based on the fact that all of the individuals were accredited investors as defined in Rule 501(a) promulgated under the Securities Act, by virtue of their written representations and warranties that they possessed the requisite level of net worth and/or income.

On March 24, 2005, we issued 5,000,000 shares of common stock to 1 individual (Hampton Oaks, a company controlled by our CEO and President, Russell Haraburda) pursuant to a private placement agreement. He was issued his shares in exchange for services as a founder of the company. We relied on the exemption provided in Section 4(6) of the Securities Act of 1933, as amended. This exemption is based on the fact that all of the individuals were accredited investors as defined in Rule 501(a) promulgated under the Securities Act, by virtue of their written representations and warranties that they possessed the requisite level of net worth and/or income.

On June 22, 2005 we issued a total of 3,200,000 shares of common stock to 14 individuals pursuant to a private placement agreement. Each investor paid $.10 per share, except for Diane Gerletti, our administrative assistant, who received her shares as a bonus for services rendered. We relied on the exemption provided in Section 4(6) of the Securities Act of 1933, as amended. This exemption is based on the fact that all of the individuals were accredited investors as defined in Rule 501(a) promulgated under the Securities Act, by virtue of their written representations and warranties that they possessed the requisite level of net worth and/or income, and/or they were officers or directors of the company and therefore accredited pursuant to Rule 501(a)(4) under the Securities Act.

On July 29, 2005, we issued 900,000 shares of common stock to 4 individuals pursuant to a private placement agreement. Each investor paid $.10 per share. We relied on the exemption provided in Section 4(6) of the Securities Act of 1933, as amended. This exemption is based on the fact that all of the individuals were accredited investors as defined in Rule 501(a) promulgated under the Securities Act, by virtue of their written representations and warranties that they possessed the requisite level of net worth and/or income.

On August 30, 2005, we issued 1,250,000 shares of common stock to 6 individuals pursuant to a private placement agreement. Each investor paid $.10 per share. We relied on the exemption provided in Section 4(6) of the Securities Act of 1933, as amended. This exemption is based on the fact that all of the individuals were accredited investors as defined in Rule 501(a) promulgated under the Securities Act, by virtue of their written representations and warranties that they possessed the requisite level of net worth and/or income.

On September 28, 2005, we issued 1,370,000 shares of common stock to 6 individuals pursuant to a private placement agreement. Each investor paid $.10 per share. We relied on the exemption provided in Section 4(6) of the Securities Act of 1933, as amended. This exemption is based on the fact that all of the individuals were accredited investors as defined in Rule 501(a) promulgated under the Securities Act, by virtue of their written representations and warranties that they possessed the requisite level of net worth and/or income.

ITEM 27.  EXHIBITS

Exhibit No.	Exhibit Description

3.1	Articles of Incorporation
3.2	Bylaws
4.0	Specimen stock certificate
5.0	Legal Opinion (including consent)
10.1	Employment Agreement with Russell F. Haraburda
10.2	Consulting Agreement with Tom Mascara
10.3	Consulting Agreement with Greentree Financial Group, Inc.
10.4	Binding Letter of Intent with Eternal Gems, Inc.
10.5	Commercial Lease
23.1	Consent of auditors

ITEM 28.  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1.	To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
a.	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
b.
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the   estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

c.	Include any additional or changed material information on the plan of distribution.

2.
That, for determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering .

3.	To file a post-effective amendment to remove from registration any of the securities that Remain unsold at the end of the offering.

4.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5.
In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Sarasota, State of Florida on October 20, 2005.

Imagitrend Inc.

By:	/s/ Russell F. Haraburda
Russell F. Haraburda President, Chief Executive Officer

By:	/s/ Braxton Jones
Braxton Jones Chief Financial Officer, Comptroller

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the date stated.

Imagitrend Inc.

Date: October 20, 2005	By:	/s/ Russell F. Haraburda
Russell F. Haraburda Director

Date: October 20, 2005	By:	/s/ Braxton Jones
Braxton Jones Director